CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.1

LEVIT GREEN

LEASE

LG 1 PROPERTY OWNER LP,

a Delaware limited partnership,

as Landlord,

and

PLUS THERAPEUTICS, INC.,

a Delaware corporation

as Tenant

LEVIT GREEN Plus Therapeutics, Inc.

EXHIBITS:

Exhibit A	Outline of Floor Plan of Premises
Exhibit A-1	Site Plan of Project
Exhibit A-2	Outline of Floor Plan of Temporary Space
Exhibit B	Tenant Work Letter
Exhibit C	Landlord/Tenant Responsibility Matrix
Exhibit D	Confirmation of Lease Terms/Amendment to Lease
Exhibit E	Rules and Regulations
Exhibit F	Hazardous Materials List
Exhibit G	Form of Environmental Questionnaire
Exhibit H	FF&E List
Exhibit I	Fitness Center Rules and Regulations and Waiver

(i)	LEVIT GREEN Plus Therapeutics, Inc.

Exhibit J	Form of SNDA

(ii)	LEVIT GREEN Plus Therapeutics, Inc.

INDEX OF DEFINED TERMS

Page
Additional Rent	4
Adverse Event	48
Affected Areas	13
Affiliate Assignee	32
Alterations	22
Amenities Facilities	19
Amenities Facilities Operating Expenses	19
Approved Working Drawings	Exhibit B
Architect	Exhibit B
Assessed Valuation	4
Bankruptcy Code	36
Base Rent	4
Base, Shell and Core	Exhibit B
BMBL	13
Brokers	46
Building	Summary
Calendar Year	5
CC&Rs	11
Conference Center	20
Confirmation/Amendment	Exhibit D
Conservation Costs	6
Construction	46
Construction Drawings	Exhibit B
Contractor	Exhibit B
Corrective Action	13
Cost Pools	6
Cost Proposal	Exhibit B
Cost Proposal Delivery Date	Exhibit B
Decommissioning Closure Report	33
DHHS	13
Documents	12
Effective Date	Summary
Eligibility Period	20
Engineers	Exhibit B
Environmental Law	11
Environmental Permits	12
Environmental Questionnaire	12
Estimate	9
Estimate Statement	9
Estimated Expenses	9
Event of Default	36
Excluded Changes	41
Expense Year	5
Final Space Plan	Exhibit B
Final Working Drawings	Exhibit B
Fitness Center	20, Exhibit G
Fitness Center Users	20
Force Majeure	45
Generator	20
Hazardous Materials	12
Hazardous Materials List	12
Holidays	17
HVAC	17

(iii)	LEVIT GREEN Plus Therapeutics, Inc.

Information	Exhibit B
Insured Parties	24
Interest Rate	11
Labor Disruption	Exhibit E
Landlord	1
Landlord Remediation Actions	34
Landlord Supervision Fee	Exhibit B
Lease	1
Lease Commencement Date	3
Lease Documents	44
Lease Expiration Date	3
Lease Term	3
Lease Year	3
Mortgagees	35
Mortgages	35
Notices	45
OFAC	45
Operating Expenses	5
Operating Permits	12
Other Buildings	9
Over-Allowance Amount	Exhibit B
Ownership Interests	32
Parking Facility	1
Parking Operator	42
Permits	Exhibit B
Premises	1
Premises Systems	21
Prohibited Person	45
Project	1
Ready for Occupancy	Exhibit B
Real Property	7
Related Entity	32
Release	12
Rent	4
Rent Commencement Date	1
Requirements	11
Restoration Clearances	27
Revenue Code	29
Security Deposit	40
Space Plan Design Problem	Exhibit B
Specially Designated National and Blocked Person	45
Statement	9
Subject Space	29
Subleasing Costs	31
Substantial Completion	Exhibit B
Successor Landlord	35
Summary	Summary
Superior Leases	35
Superior Lessors	35
Surrender Plan	33
Systems and Equipment	7
Taking	28
Taxes	7
Temporary Space	2
Temporary Space Term	2
Tenant	1

(iv)	LEVIT GREEN Plus Therapeutics, Inc.

Tenant Delays	Exhibit B
Tenant Improvement Allowance	Exhibit B
Tenant Improvement Allowance Items	Exhibit B
Tenant Improvements	Exhibit B
Tenant Work Letter	Exhibit B
Tenant’s Parties	12
Tenant’s Property	25
Tenant’s Share	8
Tenant-Insured Improvements	25
Transfer Notice	29
Transfer Premium	30
Transferee	29
Transfers	29
Utilities Costs	8
Wi-Fi Network	23
Working Drawing Design Problem	Exhibit B

(v)	LEVIT GREEN Plus Therapeutics, Inc.

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE (References are to the Lease)	DESCRIPTION

1. Date:	October 16, 2025 (the “Effective Date”).

2. Landlord:	LG 1 PROPERTY OWNER LP, a Delaware limited partnership

3. Address of Landlord (Section 24.19):	For notices to Landlord: [***]

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TERMS OF LEASE (References are to the Lease)	DESCRIPTION

4. Tenant:	PLUS THERAPEUTICS, INC., a Delaware corporation

5. Address of Tenant (Section 24.19):	Plus Therapeutics, Inc. 145 Ednam Drive Charlottesville, VA 22903 Attention: Legal Department (legalnotices@plustherapeutics.com)

and

Plus Therapeutics, Inc.

6420 Levit Green Boulevard, Suite 310

Houston, TX 77021

Attention: Legal Department

(legalnotices@plustherapeutics.com)

and

Plus Therapeutics, Inc.

6420 Levit Green Boulevard, Suite 310

Houston, TX 22021

Attention: Accounts Payable

(ap@plustherapeutics.com)

6. Premises (Article 1):

6.1 Premises:	Subject to remeasurement as provided in Section 1.3 of this Lease, 11,370 rentable square feet of space located on the third (3rd) floor of the Building (as defined below), as depicted on Exhibit A attached hereto.

6.2 Building:	The Premises are located in the building whose address is 6420 Levit Green Boulevard, Houston, Texas 77021 (the “Building”).

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TERMS OF LEASE (References are to the Lease)	DESCRIPTION

7. Term (Article 2):

7.1 Lease Term:	One hundred twenty (120) months.

7.2 Lease Commencement Date:	The earlier of (i) the date Tenant commences business operations in the Premises, or (ii) the date the Premises are Ready for Occupancy (as defined in the Tenant Work Letter attached hereto as Exhibit B), which Lease Commencement Date is anticipated to be November 1, 2026.

7.3 Lease Expiration Date:	The last day of the month in which the one hundred twentieth (120th) month anniversary of the Lease Commencement Date occurs.

8. *Base Rent (Article 3):

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
1 – 12	$[***]	$58,745.00	$[***]
13 – 24	$[***]	$60,507.35	$[***]
25 – 36	$[***]	$62,322.57	$[***]
37 – 48	$[***]	$64,192.25	$[***]
49 – 60	$[***]	$66,118.02	$[***]
61 – 72	$[***]	$68,101.56	$[***]
73 – 84	$[***]	$70,144.60	$[***]
85 – 96	$[***]	$72,248.94	$[***]
97 – 108	$[***]	$74,416.41	$[***]
109 – 120	$[***]	$76,648.90	$[***]

*	Such Base Rent Schedule is subject to adjustment pursuant to Section 1.3 of this Lease.

9. Tenant’s Share of Operating Expenses, Taxes and Utilities Costs (Section 4.2.7):	3.80% (11,370 rentable square feet within the Premises/296,258 rentable square feet within the Building); subject, however, to adjustment pursuant to Section 1.3 of this Lease.

10. Security Deposit (Article 20):	[***]

11. Brokers (Section 24.25):	Jones Lang LaSalle representing Landlord, and No broker represents Tenant.

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TERMS OF LEASE (References are to the Lease)	DESCRIPTION

12. Parking (Article 23):	Total of thirty-four (34) unreserved parking spaces (three (3)) unreserved parking spaces for every 1,000 rentable square feet of the Premises); subject, however, to adjustment pursuant to Section 1.3 of this Lease.

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LEASE

This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the “Lease”), dated as of the Effective Date, is made by and between LG 1 PROPERTY OWNER LP, a Delaware limited partnership (“Landlord”), and PLUS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

PROJECT, BUILDING AND PREMISES

1.1 Project, Building and Premises.

1.1.1 Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building (as defined in Section 6.2 of the Summary) and located within the Project (as defined below). The floor plan of the Premises is attached hereto as Exhibit A.

1.1.2 Building and Project. The Building consists (or will consist) of five (5) floors with a total of 296,258 rentable square feet and is or may be part of a multi-building commercial project known as “Levit Green”, located on 52 acres of land in the City of Houston, Texas. The term “Project” as used in this Lease, shall mean, collectively: (i) the Building; (ii) the Other Buildings (as defined in Section 4.3.4 below), if any; (iii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and/or the Other Buildings, which are designated from time to time by Landlord (and/or any other owners of the Project) as common areas appurtenant to or servicing the Building, and any such other improvements; (iv) any additional buildings, improvements, facilities and common areas which Landlord (any other owners of the Project and/or any common area association formed by Landlord, Landlord’s predecessor-in-interest and/or Landlord’s assignee for the Project) may add thereto from time to time within or as part of the Project; and (v) the land upon which any of the foregoing are situated. The site plan depicting the proposed configuration of the Project is attached hereto as Exhibit A-1. The depictions in such site plan are conceptual and Landlord reserves the right, in Landlord’ sole discretion, to modify the Project at any time including, without limitation, changing the number, size and location of any buildings, parking structures, amenities and other improvements which may be depicted in such site plan. The Project contains a parking facility located adjacent to the Building (“Parking Facility”). Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit A-1 attached hereto (as the same may be modified by Landlord (and/or any other owners of the Project) from time to time without notice to Tenant), other than Landlord’s obligations (if any) specifically set forth in the Tenant Work Letter attached hereto as Exhibit B, and (2) Landlord (and/or any other owners of the Project) shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party’s sole election, as more particularly set forth in Section 1.1.3 below.

1.1.3 Tenant’s and Landlord’s Rights. Tenant shall have the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators (if any), restrooms and other public or common areas located within the Building, and the non-exclusive use of those areas located on the Project that are designated by Landlord from time to time as common areas for the Building; provided, however, that (i) Tenant’s use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Project, and (B) such rules and regulations as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) Tenant may not go on the roof of Building or the Other Buildings without Landlord’s prior consent (which may be withheld in Landlord’s sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Landlord (and/or any other owners of the Project) reserves the right from time to time to use any of the common areas of the Project, and the roof, risers and conduits of the Building and the Other Building(s) for telecommunications and/or any other purposes, and to do any of the following: (1) make

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any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and (y) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding, deleting and/or excluding buildings (including the Other Building(s)) thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project; (3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and the Other Buildings and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s) in Operating Expenses or Taxes; and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

1.2 Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “As Is” condition on the Lease Commencement Date. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business and any Requirements which apply to the same (including, but not limited to, any zoning/conditional use permit requirements which shall be Tenant’s responsibility and Tenant’s failure to obtain any such zoning/use permits (if any are required) shall not affect Tenant’s obligations under this Lease). The taking of possession of the Premises by Tenant shall conclusively establish that the Premises (including the Tenant Improvements therein), the Building and the Project were at such time complete and in good, sanitary and satisfactory condition and without any obligation on Landlord’s part to make any alterations, upgrades or improvements thereto.

1.3 Rentable Square Feet. The rentable square feet of the Premises is approximately as set forth in Section 6.1 of the Summary. For purposes hereof, the rentable square feet of the Premises and the Building shall be calculated by Landlord on a one time basis by Landlord’s planner/designer and such verification shall be made in accordance with the provisions of this Section 1.3. Tenant’s architect may consult with Landlord’s planner/designer regarding such verification, except to the extent it relates to the rentable square feet of the Building; provided, however, the determination of Landlord’s planner/designer shall be conclusive and binding upon the parties. If Landlord’s planner/designer determines that the rentable square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable square footage (including, without limitation, the amount of the Base Rent, Tenant’s Share, the number of Tenant’s parking spaces and the amount of the Tenant Improvement Allowance) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant. Notwithstanding the foregoing, the remeasured Premises shall not be less than 10,000 rentable square feet nor, unless Tenant elects to increase the size of the Premises, be more than 15,000 rentable square feet.

1.4 Temporary Space. During the period (“Temporary Space Term”) commencing as of the Effective Date (“Temporary Space Commencement Date”) and continuing until that day which is five (5) days after the Lease Commencement Date for the Premises, Landlord shall lease to Tenant and Tenant shall lease from Landlord Suite 210 located in the Building, as shown on Exhibit A-2 hereto and made a part hereof, which consists of approximately 11,370 rentable square feet (“Temporary Space”). Tenant’s lease of the Temporary Space shall be subject to all of the terms, conditions and limitations set forth in this Lease regarding the Premises except as follows:

(a) Rent. Tenant shall pay annual Base Rent equal to Sixty Two Dollars ($62.00) per rentable square feet in the Temporary Space per annum (i.e., an amount equal to Fifty-Eight Thousand Seven Hundred Forty-Five Dollars ($58,745.00) per month based on 11,370 rentable square feet in the Temporary Space) as well as Tenant’s Share of Operating Expenses, Taxes and Utilities Costs for the Temporary Space (which Tenant’s Share shall equal 3.84% based on 11,370 rentable square feet in the Premises and 296,258 rentable square feet in the Building) per month during the Temporary Space Term for the period from the Temporary Space Commencement Date until the Lease Commencement Date for the Premises. All other obligations of Tenant contained in this Lease

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with respect to the Premises (including, without limitation, Tenant’s obligation to pay utilities for the Premises, Tenant’s indemnification obligation and Tenant’s obligation to obtain and maintain insurance), shall be applicable with respect to the Temporary Space throughout the Temporary Space Term. Notwithstanding the foregoing, the Base Rent during the first three (3) months of the Temporary Space Term (in an aggregate amount equal to One Hundred Seventy-Six Thousand Two Hundred Thirty-Five Dollars ($176,235.00)) shall be deferred and paid in equal monthly installments of Twenty-Nine Thousand Three Hundred Seventy-Two and 50/100 Dollars ($29,372.50) over the six (6) month period of the fourth (4th) through ninth (9th) month of the Temporary Space Term.

(b) Condition of Temporary Space. Tenant agrees that Tenant shall accept the Temporary Space in its then “as-is” condition, and that Landlord shall not be required to construct any improvements in, or contribute any improvement allowance for, the Temporary Space. Tenant further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Temporary Space or its suitability for the conduct of Tenant’s business therein. Any Landlord approved Alterations performed by Tenant to the Temporary Space shall be subject to the terms and conditions of Article 8 and Tenant shall be required to restore the Temporary Space to the original condition (normal wear and tear and casualty excepted) and repair any damage to the Temporary Space caused by Tenant’s removal of any such Alterations.

(c) Parking. Throughout the term of Tenant’s lease of the Temporary Space, Tenant shall be entitled to utilize thirty-four (34) unreserved parking spaces (based on the 3/1,000 ratio set forth in the Summary), subject to all other terms and conditions of Article 23 of this Lease.

(d) Surrender. Tenant shall vacate and surrender the Temporary Space in the same condition as received, decommissioned, reasonable wear and tear and casualty excepted, within five (5) days after the Lease Commencement Date for the Premises. Tenant’s surrender obligations in Article 15 of this Lease shall apply to the Temporary Space. If Tenant fails to so surrender the Temporary Space on or before said date, the terms and conditions of Article 16 of this Lease above shall apply.

(e) FF&E. Throughout the Temporary Space Term, Tenant shall have the right to use the furniture, fixtures and equipment currently located within the Temporary Space and listed on Exhibit H attached hereto (collectively, the “FF&E”). Landlord has made no representations or warranties regarding the condition of the FF&E. Tenant confirms that it has had the reasonable opportunity to inventory and inspect the FF&E and it is satisfied that all items of FF&E listed on Exhibit H attached hereto are currently located within the Temporary Space and are hereby accepted by Tenant, subject to and in accordance with the terms of this Section 1.4(e). Tenant acknowledges and agrees that Landlord shall continue to own the FF&E, and Tenant shall acquire no ownership interest therein. Throughout the Temporary Space Term, Tenant shall be obligated to maintain, repair, safeguard and keep lien free the FF&E, and shall obtain and maintain a policy of standard fire, extended coverage and special extended coverage insurance with respect to the FF&E as provided in Section 10.3.2 of this Lease as if the same were “Tenant’s Property” as defined therein. With the exception of ordinary wear and tear, Tenant shall promptly repair or replace any FF&E that becomes damaged, destroyed or for any reason is no longer located at the Temporary Space, and shall keep a detailed log of any such repairs or replacements. All replacements shall be of substantially similar style and quality as the original items of FF&E so replaced. Tenant shall provide Landlord with a copy of such log upon request. In no event shall Landlord any liability or responsibility with respect to the FF&E, and Landlord shall have no responsibility to repair or refurbish the FF&E then located within the Temporary Space.

ARTICLE 2

LEASE TERM

The terms and provisions of this Lease shall be effective as of the Effective Date and shall be fully binding on Landlord and Tenant. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. If the Lease Commencement Date is a date which is other than the date set forth in Section 7.2(ii) of the Summary, then, following

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the Lease Commencement Date, Landlord shall deliver to Tenant a factually correct amendment in the form as set forth in Exhibit D, attached hereto, setting forth, among other things, the Lease Commencement Date and the Lease Expiration Date, which amendment Tenant shall execute and return to Landlord within ten (10) business days after Tenant’s receipt thereof. If Tenant fails to execute and return the amendment within such 10-business day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the amendment (and such failure shall constitute a default by Tenant hereunder). If Landlord does not deliver such amendment to Tenant, the Lease Commencement Date shall be deemed to be the date set forth in Section 7.2(ii) of the Summary.

ARTICLE 3

BASE RENT

Tenant shall pay, without notice or demand, to Landlord at the address set forth in Section 3 of the Summary, or at such other place as Landlord may from time to time designate in writing, in lawful money of the United States of America by ACH (Automated Clearing House) payment or wire transfer of funds, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord the Base Rent payable by Tenant for the first (1st) full month of the Lease Term. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. If the Lease Commencement Date falls on the first day of a month, the Base Rent and Additional Rent delivered on the Effective Date shall be credited towards the first month’s Base Rent and Additional Rent (as defined in Article 4 below) payments. If the Lease Commencement Date is not on the first day of a month, then, on the Lease Commencement Date, Tenant shall pay Base Rent and Additional Rent for the period from the Lease Commencement Date through the last day of the month, and the Base Rent and Additional Rent paid in advance on the Effective Date shall be credited towards Base Rent and Additional Rent for the succeeding calendar month. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay as additional rent the sum of the following: (i) Tenant’s Share (as such term is defined below) of the annual Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (ii) Tenant’s Share of the annual Taxes allocated to the Building (pursuant to Section 4.3.4 below); plus (iii) Tenant’s Share of the annual Utilities Costs allocated to the Building (pursuant to Section 4.3.4 below). Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Assessed Valuation” shall mean the amount for which the Real Property is assessed by the County Assessor of Harris County, Texas, for the purpose of imposition of Taxes

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4.2.2 “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.3 “Expense Year” shall mean each Calendar Year.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Project, including, without limitation, any amounts paid for:

(i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, lab systems, central plant, mechanical systems, sanitary and storm drainage systems, any elevator systems (if applicable) and all other “Systems and Equipment” (as defined in Section 4.2.5 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith;

(ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any transportation system management program or similar program;

(iii) the cost of insurance carried by Landlord required hereunder affecting the Project;

(iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project;

(v) any equipment rental agreements or management agreements (including the cost of the property management fee which shall be equal to three percent (3%) of the annual gross revenues of the Building);

(vi) costs of operating (including any subsidies which may be provided by Landlord as well as the fair market value (actual or imputed) for renting the space occupied by such amenities), maintaining, repairing, managing and owning amenities (including, without limitation, any shuttle or van services provided to Tenant) in and/or serving the Project which may be provided by Landlord in its sole discretion from time to time, and the wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits and the costs and expenses associated with tenant services and programming provided by Landlord;

(vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project (including but not limited to, the CC&Rs described in Article 5 hereof);

(viii) the cost of janitorial service, trash removal (without duplication of costs directly provided and paid for by Tenant pursuant to Section 6.6 below), alarm and security service, if any, window cleaning, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing;

(ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project;

(x) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project or which are otherwise permitted hereunder, (II) made to the Project or any portion thereof after the Lease Commencement Date that are required under any Requirements, or (III) which are Conservation Costs (as defined below) and/or which are

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reasonably determined by Landlord to be in the best interests of the Project; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) as Landlord shall reasonably determine; and

(xi) the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building and/or Project, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively, “Conservation Costs”). If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (x) the Building, (y) the Other Buildings (but only during the period of time the same are included by Landlord within the Project) and (z) any additional buildings are added to the Project pursuant to Section 1.1.3 above (but only during the period of time after such additional buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof (including, but not limited to, any management fee), employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building, such Other Existing Building and such additional buildings (if any) been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Operating Expenses shall not include Utilities Costs and Taxes.

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses (and/or and Utilities Costs) between the Building and the Other Buildings and/or among different tenants of the Project and/or among the Other Buildings, as and when such different buildings are constructed and added to (and/or excluded from) the Project (the “Cost Pools”). Such Cost Pools may also include an allocation of certain Operating Expenses (and/or Utilities Costs) within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its sole and good faith business judgment, to include future buildings in the Project for purposes of determining Operating Expenses and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses and Utilities Costs in any such Cost Pools.

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with other present or prospective tenants or other occupants of the Project; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project, to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (D) except as otherwise specifically provided in this Section 4.2.4, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Project; and (E) Utilities Costs. (F) costs to the extent Landlord is reimbursed by any warranties; (G) leasing commissions, attorneys’ fees or the costs (including permit, license and inspection costs) incurred in constructing, renovating or otherwise improving, repairing, decorating or redecorating rentable space for other tenants or vacant rentable space in the Project; (H) any costs or legal fees incurred in connection with a dispute with any particular tenant or prospective tenant or other occupants of the Project; (I) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (J) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (K) costs incurred in maintaining, repairing and/or replacing the foundation or the structural portions of the Project and the roof and roof membrane of the Project; (L) costs of selling, financing or refinancing the Project; (M) fines, penalties or interest resulting from late payment of Taxes or Operating Expenses; (N) organization expenses of creating or operating the entity that constitutes Landlord; (O) damages paid to Tenant hereunder or to other tenants of the Project

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and/or respective leases; (P) any bad debt loss, rent loss, or reserves for bad debts or rent loss or similar reserves; (Q) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating or managing the Project and time spent on matter unrelated to operating and managing the Project, provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager; (R) all items and services which Landlord provides selectively to one or more tenants (other than Tenant); (S) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (T) rent for any industrial or office space occupied by the Project management personnel in the Project to the extent the size or rental rate of such industrial or office space exceeds the size of the fair market rental values of industrial or office space occupied by management personnel of comparable projects in the vicinity of the Project, with adjustment where appropriate for the size of the applicable project; (U) costs arising from the negligence or willful misconduct of other tenants of the Project or from the negligence or willful misconduct of Landlord or its employees, agents, contractors, vendors, contractors, or providers of materials or services, including without limitation, the selection of building materials; (V) any costs incurred in connection with the investigation, abatement or remediation of any Hazardous Materials (as defined herein), including without limitation, asbestos; (W) reserves for future expenses; (X) in-house legal and/or accounting fees and costs or concessionaires or attendants at the Project; (Y) costs arising from Landlord’s charitable or political contributions; (AA) costs in connection with upgrading the Project to comply with laws in effect on the Lease Commencement Date (including, but not limited to, the ADA as it is interpreted and enforced as of the Lease Commencement Date) and costs occasioned by the act, omission or violation of any laws by Landlord or its agents, employees or contractors; (BB) costs arising from latent defects in the Building’s or Project’s structure or any Landlord’s Work or the repair thereof; (CC) costs incurred in removing and storing the property of former tenants or occupants of the Project; and (DD) art and the entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates. In calculating the Operating Expenses hereunder, no expense shall be charged more than once, nor shall Landlord be entitled to collect in excess of one hundred percent (100%) of the Operating Expenses actually incurred by Landlord from all tenants.

4.2.5 “Systems and Equipment” shall mean any plant (including any central plant), machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam (if any), plumbing, sprinkler, communications, alarm, lab, security, exhaust or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.

4.2.6 “Taxes” shall mean:

(i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen (including transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent), which may be assessed, levied or imposed upon all or any part of the real property on which the Building is located (the “Real Property”), including, without limitation, the Margin Tax (defined below) to the extent such tax would be payable by Landlord or its combined group if the Project were the only property of Landlord subject to such tax. As used herein the term “Margin Tax” means any taxes imposed under Chapter 171 of the Texas Tax Code, as the same may be amended or modified from time to time, and together with any binding rules or regulations promulgated from time to time by the Comptroller of the State of Texas or other governmental body in connection with Chapter 171 of the Texas Tax Code. Notwithstanding anything above to the contrary, if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be changed and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed, or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the Rent reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges to the extent so levied, assessed, or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of Landlord subject to such tax. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent that the same exceed building standard build-out (as provided in Section 4.4.1 below) (and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make a reasonable

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allocation of the ad valorem taxes allocated to the Project to give effect to this sentence). For purposes of this Lease, Taxes shall be calculated as if (i) the tenant improvements in the Building, the Other Existing Building and any additional buildings added to the Project pursuant to Section 1.1.3 above (but only during the period of time that such Other Existing Building and additional buildings are included by Landlord within the Project) were fully constructed, and (ii) the Project, the Building, such Other Existing Building and such additional buildings (if any) and all tenant improvements therein were fully assessed for real estate tax purposes.

(ii) all expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Real Property. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, or (y) franchise, transfer, gift, inheritance, estate or net income taxes imposed upon Landlord (other than the Margin Tax).

(iii) If Landlord elects to pay any assessment in annual installments, then (A) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (B) there shall be deemed included in Taxes for each Expense Year the installments of such assessment becoming payable during such Expense Year, together with interest payable during such Expense Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord , (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, including business improvement district impositions, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.

4.2.7 “Tenant’s Share” shall mean the percentage set forth in Section 9 of the Summary. Landlord shall have the right from time to time to equitably adjust the Tenant’s Share based on the rentable square feet of the Premises and/or Building, the relative consumption of utilities and other services of Tenant and the other tenants in the Building, and Tenant’s use of the Building vis-à-vis other tenants (e.g., relative use of lab and office space). Tenant’s Share shall be appropriately adjusted to reflect any such redetermination. Without limiting the generality of the foregoing, if Landlord has a reasonable basis for doing so, Landlord may (A) equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use, or (B) equitably reduce Tenant’s Share for any item of expense or cost that relates to a repair, replacement, or service that benefits only a portion of the Project that does not include the Building. If Tenant’s Share is adjusted pursuant to the foregoing, as to the Expense Year in which such adjustment occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.2.8 “Utilities Costs” shall mean all actual charges for utilities for the Building and the Project (including utilities for the Other Buildings and additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer, gas and electricity, and the costs of HVAC and other utilities, including any lab utilities and central plant utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments, measurement meters and devices and surcharges. Utilities Costs shall be calculated assuming the Building (and, during the period of time when such buildings are included by Landlord within the Project, the Other Buildings and any additional buildings, if any, added to the Project) are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive

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covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Payment of Operating Expenses and Utilities Costs. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (ii) Tenant’s Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below; plus (iii) Tenant’s share of Taxes allocated to the Building pursuant to Section 4.3.4 below.

4.3.2 Statement of Actual Operating Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first (1st) day of June following the end of each Expense Year, a statement (the “Statement”) which shall state the Operating Expenses, Utilities Costs and Taxes incurred or accrued for such preceding Expense Year that are allocated to the Building pursuant to Section 4.3.4 below, and which shall indicate therein Tenant’s Share thereof. Within thirty (30) days after Tenant’s receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Tenant’s Share of Operating Expenses, Utilities Costs and Taxes for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimated Expenses as defined in and pursuant to Section 4.3.3 below. If any Statement reflects that Tenant has overpaid Tenant’s Share of Operating Expenses and/or Tenant’s Share of Utilities Costs and/or Tenant’s Share of Taxes for such Expense Year, then Landlord shall, at Landlord’s option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant, or (ii) credit such overpayment toward the additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant has overpaid and/or underpaid Tenant’s Share of the Operating Expenses and/or Tenant’s Share of and/or Tenant’s Share of Utilities Costs and Tenant’s Share of Taxes for such Expense Year, then within thirty (30) days after Landlord’s delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. Tenant’s failure to object to any Statement within sixty (60) days after Tenant’s receipt thereof shall constitute Tenant’s irrevocable waiver to object to the same. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3 Statement of Estimated Operating Expenses, and Utilities Costs. Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of the total amount of Tenant’s Share of the Operating Expenses, Utilities Costs and Taxes allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be, and which shall indicate therein Tenant’s Share thereof (the “Estimated Expenses”); provided, however, that Landlord shall also have the right to provide a separate Estimate Statement with respect to Tenant’s Share of Taxes. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord’s delivery of the Estimate Statement for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4 Allocation of Operating Expenses and Utilities Costs to Building. The parties acknowledge that the Building is or may in the future be part of a multi-building commercial project consisting of the Building and such other buildings as Landlord (and/or any other owners of the Project) may elect to construct and include as part of the Project from time to time and any such other buildings are sometimes referred to herein, collectively, as the “Other Buildings”), and that certain of the costs and expenses incurred in connection with the Project (i.e., the Operating Expenses, Utilities Costs and Taxes) shall be shared among the Building and/or such Other Buildings (if

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any), while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Utilities Costs and Taxes are determined annually for the Project as a whole, and a portion of the Operating Expenses, Utilities Costs and Taxes, which portion shall be determined by Landlord on an equitable basis (and which determination shall be conclusive and binding on Tenant), shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Utilities Costs and Taxes payable with respect to the Building upon which Tenant’s Share shall be calculated. Such portion of the Operating Expenses, Utilities Costs and Taxes allocated to the Building shall include all Operating Expenses, Utilities Costs and Taxes which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Utilities Costs and Taxes attributable to the Project as a whole. As an example of such allocation with respect to Utilities Costs, it is anticipated that Landlord (and/or any other owners of the Project) may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. Landlord shall also have the right to equitably allocate (i) Utilities Costs among the office portions of the Building and/or such Other Buildings and the lab portions of the Building and/or the Other Buildings and (ii) Utilities Costs based on the usage of the same by particular tenants (including Tenant). In addition, in the event Landlord (and/or any other owners of the Project) elect to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas and/or accessways into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Utilities and Taxes Costs for such common area parcels of land may be aggregated and then allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for all taxes or assessments required to be paid by Landlord (except to the extent included in Taxes by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or

4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

Tenant waives all rights to contest taxes and assessments and to receive notice of re-apportionment as set forth in Sections 41-413 and 42-015 of the Texas Tax Code.

4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five days after the date Tenant receives written notice that such amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the amount due plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five days after the date Tenant receives written notice that such amount was not paid when due shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal

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to the lesser of (i) the “Prime Rate” or “Reference Rate” announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

4.6 Determination of Charges. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions set forth in this Lease for determining Operating Expenses and other charges and amounts payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE.

ARTICLE 5

USE OF PREMISES; HAZARDOUS MATERIALS; ODORS AND EXHAUST; PERMITS

5.1 Use. Tenant shall use the Premises solely for purposes of conducting its biotechnology business and uses ancillary thereto, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant agrees that not less than approximately sixty percent (60%) of the rentable area of the Premises shall be used for lab uses, and not more than approximately forty percent (40%) of the rentable area of the Premises shall be used for office uses. Landlord shall not be considered to be unreasonable in withholding consent for a change in the use of any respective area of the Premises that would result in the use of the Premises being in breach of the foregoing covenant or if such change in use would require Alterations which would adversely affect the Systems and Equipment. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit E, attached hereto, or in violation of any Requirements. As used in this Lease, “Requirements” shall mean present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including, without limitation, (A) the Americans With Disabilities Act, 42 U.S.C. §12101 (et seq.), and any law of like import including the Texas Accessibility Standards, and all rules, regulations and government orders with respect thereto, and (B) any Environmental Laws and Environmental Permits (as defined in Section 5.2.1 below), environmental matters, public health and safety matters and landmarks protection, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, (iii) all requirements of all insurance bodies affecting the Premises, (iv) utility service providers, and (v) Mortgagees or lessors. “Requirements” shall also include the terms and conditions of any certificate of occupancy issued for the Premises or the Building, and any CC&Rs (as defined below) affecting the Building and/or the Real Property from time to time. Tenant shall comply with the Rules and Regulations and all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project (collectively, the “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder.

5.2 Hazardous Materials.

5.2.1 Definitions: As used in this Lease, the following terms have the following meanings:

(a) “Environmental Law” means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.

(b) “Environmental Permits” mean collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any

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Environmental Law or otherwise desired by Landlord including, but not limited to, any Spill Control Countermeasure Plan and any Hazardous Materials Management Plan.

(c) “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Law, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), freon and other chlorofluorocarbons, “biohazardous waste,” “medical waste,” “infectious agent”, “mixed waste”.

(d) “Release” shall mean with respect to any Hazardous Materials, any release, deposit, discharge, emission, leaking, pumping, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

5.2.2 Tenant’s Obligations – Environmental Permits. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises.

5.2.3 Tenant’s Obligations – Operating Permits. Tenant shall obtain, at its sole cost and expense, all governmental permits and approvals of any kind from time to time required in connection with its use and occupancy of the Premises and shall promptly take all actions from time to time necessary to comply with all such applicable Requirements, including without limitation the applicable provisions of Environmental Laws and the Occupational Safety and Health Act and applicable regulations thereunder. At all times during the Term, Tenant (i) shall maintain in full force and effect all certificates of occupancy and governmental permits, certifications, and approvals required for Tenant’s operations at the Premises (collectively, the “Operating Permits”); (ii) shall be solely responsible for procuring, obtaining, and complying at all times with all Operating Permits required for the conduct of its activities in the Premises, including, without limitation, with respect to Tenant’s laboratory, scientific research, and experimentation activities for the permitted uses hereunder and transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or hazardous wastes, environmentally dangerous substances or materials, medical waste, or Hazardous Substances in connection with such permitted uses; and (iii) shall provide Landlord with a copy of all Operating Permits promptly upon issuance. Without limiting the generality of the foregoing, Tenant shall obtain validation by any medical review board or other similar governmental licensing of the Premises required for Tenant’s use of the Premises for the permitted uses under this Lease.

5.2.4 Tenant’s Obligations – Hazardous Materials. Except as expressly permitted herein, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, or any other portion of the Property by Tenant, its agents, employees, subtenants, assignees, licensees, or contractors (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Landlord acknowledges that it is not the intent of this Section 5.2 to prohibit Tenant from operating its business for the uses permitted hereunder. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable Environmental Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to execution of the lease (i) a list identifying each type of Hazardous Material to be present at the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Premises (the “Hazardous Materials List”), the form of which is attached hereto as Exhibit F, and (ii) an environmental questionnaire (the “Environmental Questionnaire”) in the form of Exhibit G attached hereto. Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Lease Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought to the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Lease Commencement Date or, if unavailable at that time, concurrently with the receipt from or submission to any governmental authority: permits; approvals; reports and correspondence; storage and management plans; notices of

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violations of applicable Environmental Laws; plans relating to the installation of any storage tanks to be installed in, on, under or about the Premises (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Premises for the closure of any such storage tanks. Without limiting the generality of the foregoing, consent will be provided for any such particular use that (in view of the location, size, or use of particular Hazardous Substances) will not, in Landlord’s good faith judgment consistent with the operation of comparable mixed-use laboratory/office buildings comparable to the Building (“Comparable Buildings”), (x) pose a risk to the health, safety, and welfare of other tenants, occupants, or other users of the Building or surrounding areas, (y) adversely affect or impair the use of any other Building tenant’s space, any Building common areas, the Building’s equipment and systems, or any other space in or around the Building, or (z) negatively affect the marketability of any space in the Building or the public image of the Building. Tenant shall, in conducting any laboratory use that involves Hazardous Substances, comply with all applicable Requirements and any commercially reasonable rules and regulations promulgated by Landlord with respect to any such particular use. Notwithstanding anything to the contrary herein, in no event shall Tenant generate, produce, bring upon, use, store or treat Hazardous Substances with a risk category higher than Biosafety Level 2 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (6th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards for the BMBL as may be reasonably selected by Landlord if applicable to similar facilities in the City of Houston. For each type of Hazardous Material listed, the Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant’s Parties during the Term of this Lease.

5.2.5 Landlord’s Right to Conduct Environmental Assessment. At any time during the Lease Term, Landlord shall have the right, at Tenant’s sole cost and expense, to conduct an environmental assessment of the Premises (as well as any other areas in, on or about the Project that Landlord reasonably believes may have been affected adversely by Tenant’s use of the Premises (collectively, the “Affected Areas”) in order to confirm that the Premises and the Affected Areas do not contain any Hazardous Materials in violation of applicable Environmental Laws or under conditions constituting or likely to constitute a Release of Hazardous Materials. Such environmental assessment shall be a so-called “Phase I” assessment or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with, at Tenant’s sole cost and expense, any additional investigation and report which would customarily follow any discovery contained in such initial Phase I assessment (including, but not limited to, any so-called “Phase II” report). Such right to conduct such environmental assessment shall not be exercised more than once per calendar year unless Tenant is in default under this Section 5.2.

5.2.6 Tenant’s Obligations to perform Corrective Action. If the data from any environmental assessment authorized and undertaken by Landlord pursuant to Section 5.2.5 indicates there has been a Release, threatened Release or other conditions with respect to Hazardous Materials on, under or emanating from the Premises and the Affected Areas that may require any investigation and/or active response action, including without limitation active or passive remediation and monitoring or any combination of these activities (“Corrective Action”), Tenant shall immediately undertake Corrective Action with respect to contamination if, and to the extent, required by the governmental authority exercising jurisdiction over the matter. Any Corrective Action performed by Tenant will be performed with Landlord’s prior written approval and in accordance with applicable Environmental Laws, at Tenant’s sole cost and expense and by an environmental consulting firm (reasonably acceptable to Landlord). Tenant may perform the Corrective Action before or after the expiration or earlier termination of this Lease, to the extent permitted by governmental agencies with jurisdiction over the Premises, the Building and the Project (provided, however, that any Corrective Action performed after the expiration or earlier

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termination of this Lease shall be subject to the access fee provisions set forth below). If Tenant undertakes or continues Corrective Action after the expiration or earlier termination of this Lease, Landlord, upon being given forty-eight (48) hours’ advance notice, may, in Landlord’s sole discretion, elect (without limiting any of the Landlord’s other rights and remedies under this Lease, at law and/or in equity), to provide, at an “access fee” equal to one hundred twenty-five percent (125%) of the Monthly Rent in effect for the last month immediately preceding the expiration or earlier termination of this Lease, plus all other sums due under this Lease, access to the Premises, the Building and the Project as may be requested by Tenant and its consultant to accomplish the Corrective Action. Tenant or its consultant may install, inspect, maintain, replace and operate remediation equipment and conduct the Corrective Action as it considers necessary, subject to Landlord’s approval. Tenant and Landlord shall, in good faith, cooperate with each other with respect to any Corrective Action after the expiration or earlier termination of this Lease so as not to interfere unreasonably with the conduct of Landlord’s or any third party’s business on the Premises, the Building and the Project. Landlord may, in its sole discretion, provide access until Tenant delivers evidence reasonably satisfactory to Landlord that Tenant’s Corrective Action activities on the Premises and the Affected Areas satisfy applicable Environmental Laws. It shall be reasonable for Landlord to require Tenant to deliver a “no further action” letter or substantially similar document from the applicable governmental agency. Landlord may, in its sole discretion, continue to provide access and Tenant shall continue to pay the access fee until such time as Landlord is able to use the Premises and the Affected Areas for such purposes as Landlord reasonably desires. Landlord’s “reasonableness” as used in the immediately preceding sentence shall be based on (i) the zoning of the Premises as of the date in question, and (ii) the logical uses of the Premises as of the date in question. If Landlord desires to situate a tenant in the Premises, the Building and the Project and remediation of the Premises and the Affected Areas is ongoing, Landlord shall be deemed to be unable to use the Premises, the Building and the Project in the way Landlord reasonably desires and Tenant shall be obligated to continue paying the access fee until such time as Landlord is able to situate said tenant in the Premises, the Building and/or the Project. Tenant agrees to install, at Tenant’s sole cost and expense, screening around its remediation equipment so as to protect the aesthetic appeal of the Premises, the Building and the Project. Tenant also agrees to use reasonable efforts to locate its remediation and/or monitoring equipment, if any (subject to the requirements of Tenant’s consultant and governmental agencies with jurisdiction over the Premises, the Building and the Project) in a location which will allow Landlord, to the extent reasonably practicable, the ability to lease the Premises, the Building and the Project to a subsequent user.

5.2.7 Tenant’s Duty to Notify Landlord Regarding Releases. Tenant agrees to promptly notify Landlord of any Release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant’s sole cost and expense, to immediately take all reasonable steps Landlord deems necessary or appropriate to remediate such Release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s). Tenant will, upon the request of Landlord at any time during which Landlord has reason to believe that Tenant is not in compliance with this Section 5.2 (and in any event no earlier than sixty (60) days and no later than thirty (30) days prior to the expiration of this Lease), cause to be performed an environmental audit of the Premises at Tenant’s expense by an established environmental consulting firm reasonably acceptable to Landlord. In the event the audit provides that Corrective Action is required as a result of a Release by Tenant, then Tenant shall immediately perform the same at its sole cost and expense.

5.2.8 Tenant’s Environmental Indemnity. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and the Landlord Parties (as defined in Section 24.14 below) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant’s Parties during the Term of this Lease, including arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Premises and the Affected Areas, of any Hazardous Materials; (ii) Tenant’s or other user’s actual, proposed or threatened use, treatment, storage, transportation, holding, existence, disposition, manufacturing, control, management, abatement, removal, handling, transfer, generation or Release (past, present or threatened) of Hazardous Materials to, in, on, under, about or from the Premises and the Affected Areas; (iii) any past, present or threatened non-compliance or violations of any Environmental Laws in connection with Tenant and/or the Premises and/or the Affected Areas; (iv) personal injury claims; (v) the payment of any environmental liens, or the disposition, recording, or filing or threatened disposition, recording or filing of any environmental lien encumbering or otherwise

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affecting the Premises and/or the Affected Areas; (vi) diminution in the value of the Premises and/or the Project; (vii) damages for the loss or restriction of use of the Premises and/or the Project, including prospective rent, lost profits and business opportunities; (viii) sums paid in settlement of claims; (ix) reasonable attorneys’ fees, consulting fees and expert fees; (x) the cost of any investigation of site conditions; and (xi) the cost of any repair, clean-up or remediation ordered by any governmental or quasi-governmental agency or body or otherwise deemed necessary in Landlord’s reasonable judgment. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Building and/or the Project, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of the indemnity provisions in this Section 5.2, any acts or omissions of Tenant and/or Tenant’s Parties or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. The provisions of this Section 5.2.8 will survive the expiration or earlier termination of this Lease.

5.2.9 Tenant’s Waiver. Tenant warrants, represents, acknowledges and agrees that Tenant has performed all investigations appropriate under the circumstances to determine whether any violations of Hazardous Materials Laws currently exist.

5.2.10 Control Areas. Subject to all applicable Requirements, Tenant shall be allowed to utilize Hazardous Materials inventory located within (and allocated to) the Premises. Tenant shall be responsible to comply with all city, state, federal and fire codes with respect to the storage of chemicals within their designated control area(s). Landlord shall have the right from time to time and in Landlord’s sole but good faith discretion, to reallocate the percentage of MAQ for Tenant’s control area based on Landlord’s review of Tenant’s Hazardous Materials List, Environmental Questionnaire and any updated information provided by Tenant with respect to Tenant’s use and storage of Hazardous Materials. Tenant agrees to engage a code consultant as well as an environmental health and safety consultant to work with Tenant to generate a control area approach, chemical safety plans, biosafety manual, exposure control plan and a Hazardous Material room rating list as provided in NFPA 70.

5.2.11 Chemical Safety Program. Tenant shall cause chemical lists and MSDS sheets to be readily available at the entrance to each lab area in the Premises. Tenant shall cause lab operators carrying any lab-related materials to travel only within the Premises, and to and from the common corridors, freight elevator, and loading dock. Without limitation, Landlord may elect, upon reasonable prior notice to Tenant, from time to time, at times which are reasonably acceptable to Tenant, to undertake monitoring and testing in the Building, including, without limitation, monitoring and testing within the Premises, provided that such activities shall be coordinated with Tenant in a manner so as to not materially and adversely affect Tenant’s operations and in compliance with the customary confidentiality and security requirements established by Tenant. Landlord and Tenant shall exercise good faith reasonable efforts to cooperate with each other in connection with all such testing activities. Tenant shall establish and maintain a satisfactory chemical safety/emergency action program, administered by a licensed, qualified individual in accordance with the requirements of the City of Houston and all other applicable governmental authorities. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program. Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with any Requirements with respect to such chemical safety program, and this Section 5.2.11.

5.2.12 Limitations on Tenant’s Obligations. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no liability in connection with any Hazardous Materials in existence on the Premises, Building or Project prior to the Lease Commencement Date or brought onto the Premises, Building or Project after the Lease Commencement Date by any third party other than Tenant’s Parties.

5.2.13 Landlord’s Environmental Indemnity. Landlord indemnifies and shall defend, hold and save Tenant, and Tenant’s Parties from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, reasonable attorneys’ fees, reasonable consultant fees and reasonable expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which arise during or after the Lease Term as a result of (i) the environmental condition (x) at the Project existing as of the Lease Commencement Date or (ii) Hazardous Materials contamination on or about the Project otherwise to the extent caused by the gross negligence or willful misconduct of any Landlord Party; provided, however, that Landlord’s indemnity obligation shall not extend

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to (A) any matter in clauses (i) or (ii) above caused or exacerbated by Tenant and/or any Tenant Parties and (B) loss of business, loss of profits or other consequential damages which may be suffered by Tenant.

5.3 Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will the Premises be damaged by any exhaust from Tenant’s operations. Landlord and Tenant therefore agree as follows:

5.3.1 Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

5.3.2 As part of the Base Building, Landlord shall install a ventilation system that, in Landlord’s reasonable judgment, is adequate, suitable, and appropriate to reasonably vent the Premises for a typical lab use in a manner that does not release odors detectable by a typical person and not unreasonably affecting any indoor or outdoor part of the Premises, and Tenant shall vent the Premises through such system. The placement and configuration of all of Tenant’s ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Premises (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the Requirements.

5.3.3 Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from the Premises. Any work Tenant performs under this Section 5.3 shall constitute Alterations.

5.3.4 Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.

5.3.5 If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust.

5.4 Noise and Vibration. Tenant shall not cause (or conduct any activities that directly or indirectly cause, or permit to suffer any Tenant Parties to cause) any unreasonable noise or vibration to emanate from the Premises to other portions of the Building. As used in this Section 5.4, “unreasonable” shall mean in a manner inconsistent in Landlord’s reasonable judgment with the operation of Comparable Buildings, taking into account, as applicable, the permitted uses of the Premises hereunder and the general and particular uses of the other office, laboratory, and retail tenants in any other portions of the Building or the Project or its common areas and the Building’s Systems and Equipment. Tenant shall, at Tenant’s sole cost and expense, provide sound insulation and vibration dampening that is necessary or appropriate from time to time to comply with this Section 5.4. Landlord’s approval of any such installations by Tenant under Article 8 or otherwise shall not be deemed to relieve Tenant from its on-going obligations under this Section 5.4 in the event that Tenant’s sound insulation or vibration dampening equipment is not effective in eliminating such unreasonable noise or vibrations, and Landlord reserves the right to require Tenant to install additional equipment in accordance with the provisions hereof to control unreasonable noise or vibrations. If Tenant fails to limit or suspend the activities giving rise to such objectionable emanations immediately (i) in the case of an emergency or a risk to health or safety or (ii) upon written notice from Landlord that such activities adversely affect any other Building tenant, or fails to install satisfactory noise or vibration controls to control unreasonable noise and vibrations within thirty (30) days after receiving the requisite permits and approvals therefor, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to limit or suspend any such operations in the Premises that, in Landlord’s reasonable determination, cause such unreasonable noise or vibrations.

5.5 Licenses and Approvals. Tenant shall, at its sole cost and expense, obtain and at all times maintain all licenses, approvals, and permits required for the lawful conduct of the business operations of Tenant in the Premises, including any and all permits and approvals required for or incident to the conduct of its scientific activities in the Premises, or the transportation, storage, handling, use and disposal of Hazardous Materials (as required pursuant

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to Section 5.2 above), chemical or biological substances or organisms, animals, and/or laboratory specimens. Upon request of Landlord from time-to-time, Tenant shall provide copies of such licenses, permits and approvals to Landlord. Landlord will exercise commercially reasonable efforts to cooperate with the efforts of Tenant to obtain and maintain such licenses, permits or approvals; provided, however, Tenant shall reimburse Landlord for all commercially reasonable actual documented out-of-pocket costs and expenses incurred by Landlord in connection therewith. Immediately upon receipt, Tenant shall provide Landlord with copies of any notices or other communications concerning the termination or expiration of any such permits, licenses or approvals, or concerning or alleging a violation or alleged violation by Tenant of any Requirements. In no event shall Tenant seek any amendments or modifications to, or variances or special use permits under, the applicable zoning code without the prior written consent of Landlord in each instance, which consent may be withheld in Landlord’s sole discretion.

ARTICLE 6

SERVICES; UTILITIES; AND COMMON AREAS

6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1 Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) capacity to the office portions of the Premises for normal office use in the Premises from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m. and during the period from 9:00 a.m. to 1:00 p.m. on Saturday, except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays as designated by Landlord (collectively, the “Holidays”). Landlord shall provide HVAC to the lab portions of the Premises on a 24/7 basis. Building Supply Air is distributed by a header system with three (3) risers that originate from the PH mechanical space. Each floor has a supply tap from each riser that distributes the air to the floor. Areas occupied by multiple tenants in some cases will share this floor level distribution ductwork.

6.1.2 Landlord shall provide electrical wiring and facilities for power for the Premises. Landlord shall designate the electricity utility provider from time to time.

6.1.3 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

6.1.4 Landlord shall provide water in the Common Areas and Premises for lavatory, drinking, laboratory and landscaping purposes. Tenant shall pay Tenant’s Share of such cost as Additional Rent.

6.2 HVAC. Tenant shall not overload the Systems and Equipment serving the Building. If Tenant desires to use HVAC for the office portions of the Premises during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1.1 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, (ii) Landlord shall supply such HVAC to Tenant at such hourly costs (per HVAC zone) to Tenant as Landlord shall from time to time establish, and (iii) Tenant shall pay such cost to Landlord within ten (10) days after billing, as additional rent. The hourly after-hours HVAC cost shall be equal to (A) the actual cost incurred by Landlord to supply such after-hours HVAC on an hourly basis (but based on a one (1) hour minimum provision of such after-hours HVAC), (B) increased wear and tear and depreciation of equipment to provide such after-hours HVAC, and (C) the pro rata maintenance costs related to such after-hours HVAC.

6.3 Utilities. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water if applicable), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered or submetered to Tenant, Tenant shall pay Tenant’s Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. To the extent that Tenant uses more than Tenant’s Share of any utilities, then Tenant shall pay Landlord Tenant’s

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Share of Operating Expenses to reflect such excess. Tenant shall be responsible, at its sole cost and expense, for the installation, operation, repair, replacement and removal of any and all supplemental heating and air conditioning equipment serving the Premises, including all air intake and exhaust equipment, units, exhausts, chillers, condensers, compressors, ducts, piping and other equipment required in connection therewith, including all supplemental equipment required for (A) cooling any data center, server rooms and any other similar areas located in the Premises which require cooling in addition to the standard level of cooling provided by Landlord, and (B) specialty exhaust services, including the exhaust for H2 rooms, radiation hoods and isotope hoods, vivarium, and any other special rooms or specialized equipment, and (C) any other specialized purposes. Tenant is responsible for adding UPS to any equipment that needs continuous power if and when there is a switch from normal to emergency power.

6.4 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including, but not limited to, any central plant or other lab system, telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements (including disconnection/shutdown by Landlord of the Systems and Equipment (including any mechanical, electrical, plumbing, HVAC and exhaust systems) for scheduled service and otherwise (such as hooking up a new tenant to such Systems and Equipment)), by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property (including scientific research and any intellectual property) or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord reserves the right to suspend any service when necessary, by reason of force majeure, accidents and/or emergencies, or for any capital improvement work which, in Landlord’s judgment, is necessary or appropriate, until such force majeure, accident, or emergency shall cease, or such capital improvement work is completed, and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service furnished to the Premises for any reason. With respect to any disconnection/shutdown of Systems and Equipment, Landlord shall provide Tenant with advance notice of the same and Landlord’s schedule with respect to the same. In addition, Landlord shall endeavor to use commercially reasonable efforts to minimize unreasonable interference with Tenant’s use of the Premises during any such disconnection/shutdown.

6.5 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing and additional repairs and maintenance, provided that Tenant shall pay to Landlord within ten (10) days after billing and as Additional Rent hereunder, the sum of all costs to Landlord of such additional services plus a five percent (5%) administration fee.

6.6 Janitorial Service. Landlord shall not be obligated to provide any janitorial services to the Premises or replace any light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for (i) performing all janitorial services, trash removal and other cleaning of the Premises and (ii) replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and Project. Such services to be provided by Tenant shall be performed by contractors and pursuant to service contracts approved by Landlord. Tenant shall deposit normal office trash as reasonably required in the area designated by Landlord from time to time. Tenant shall coordinate any such trash removal with Landlord’s property management. All trash containers must be covered and stored in a manner to prevent the emanation of odors into the Premises or the Project. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant and to require Tenant to provide additional cleaning, if necessary. In the event Tenant shall fail to provide any of the services described in this Section 6.6 to be performed by Tenant within five (5) days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord.

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6.7 Energy Statements. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within ten (10) days after Tenant’s receipt thereof, (b) within ten (10) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within ten (10) days after each calendar year during the Term, an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year (which may, without limiting the generality of the foregoing, include the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant’s name, the number of employees working within the Premises, the operating hours for Tenant’s business in the Premises, and the type and number of equipment operated by Tenant in the Premises). Tenant acknowledges that any utility information for the Premises may be shared with third parties, including, without limitation, Landlord’s consultants, governmental authorities, and prospective purchasers, lenders and tenants of the Building. Tenant acknowledges that all information provided pursuant to this Section 6.7 shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, governmental entities having jurisdiction, and other third parties. Tenant hereby (A) consents to all such disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any disclosure pursuant to this Section 6.7. Tenant agrees that neither Landlord nor any Landlord Parties shall be liable for, and Tenant hereby releases Landlord and the Parties from, any and all loss, cost, damage, expense and liability relating to, arising out of and/or resulting from any disclosure pursuant to this Section 6.7. In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this Section 6.7 shall be, to Tenant’s actual knowledge, true and correct in all material respects, Tenant acknowledges that Landlord shall rely on such information. The terms of this Section 6.7 shall survive the expiration or earlier termination of this Lease.

6.8 Amenities. Landlord and Tenant acknowledge that the use of any amenities (“Amenities Facilities”) shall be at Tenant’s and its employees’ own risk and that the terms and provisions of Section 10.1 shall apply to the use of the Amenities Facilities by Tenant and its employees. Any and all fees, costs and expenses paid or incurred by Landlord arising from, relating to and/or in connection with operating, managing, owning, maintaining and repairing the Amenities Facilities (any such costs or expenses, collectively, “Amenities Facilities Operating Expenses”), shall be included as part of Operating Expenses. Tenant’s use of the Amenities Facilities shall be subject to the amenities rules and regulations set forth in Exhibit E. Landlord shall have the right (but not the obligation), in Landlord’s sole and absolute discretion, to expand, or cause the expansion of, the Amenities Facilities. No expansion, modification, repair, renovations or emergency closures of the Amenities Facilities shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in a default by Landlord under the Lease.

6.9 Fitness Center. Provided Tenant’s employees execute landlord’s standard waiver of liability form (attached hereto as Exhibit I) and subject to Landlord’s rules and regulations pertaining to the Fitness Center (set forth in Exhibit E), during the term of this Lease Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center (the “Fitness Center”) in the Building. The use of the Fitness Center shall be subject to the rules and regulations (including rules regarding hours of use) established from time to time by landlord for the Fitness Center. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that for purposes of Section 10.1, the use of the Fitness Center by Tenant’s employees shall constitute a use of the Project by Tenant. The costs of operating, maintaining and repairing the Fitness Center may be included in Operating Expenses. Landlord shall have the right, in Landlord’s sole discretion, to expand or otherwise modify (but not eliminate) the Fitness Center and/or the exercise equipment contained therein or the services provided in connection therewith. No expansion, modification, renovations, repairs or emergency closures of the Fitness Center shall entitle Tenant to an abatement or reduction in rent, or constitute a constructive eviction, or result in an event of default by Landlord under this lease.

6.10 Conference Room. Landlord currently operates a shared conference facility (the “Conference Center”) on the first (1st) floor of the Building, which Conference Center is currently available for use by all tenants of the Building on a first come, first service basis and at no additional cost. So long as Landlord continues to offer the Conference Center for non-exclusive use by tenants of the Building, and provided there is no Event of Default, Tenant shall have a non-exclusive right to use the Conference Center, subject to availability, as determined by Landlord in its sole and absolute discretion. Such right to use the Conference Center shall be subject to all rules and regulations regarding the use of the Conference Center as Landlord may impose from time to time, including, without limitation, scheduling use with property management, restrictions on frequency, hours and length of use, payment of a fee for such and cleaning and trash dispensing requirements. Tenant acknowledges, understands and agrees that

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Landlord makes no representation or warranty to Tenant that the Conference Center will be available for use by Tenant at any particular time or from time to time. Landlord agrees that Tenant shall have access to the Conference Center on a non-exclusive basis, and subject to this Section, during construction of Landlord’s Work and Tenant’s Work at the Premises and thereafter during the Term.

6.11 Landlord’s Emergency Generator. Subject to Force Majeure events, Tenant shall have the right to draw Tenant’s share of power (as a component of Tenant’s separately metered utility) from the emergency generator serving the Building (“Generator”) at all times when the emergency generator is in emergency operation; provided, however, that Tenant may only draw Tenant’s share of available power for Tenant’s critical power requirements (i.e., certain portions of Tenant’s labs in the Premises but not the office portions of the Premises).

6.12 Abatement of Rent When Tenant is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the “Eligibility Period”) as a result of (i) any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date and required to be performed by Landlord under this Lease or permitted pursuant to Section 24.49 below, or (ii) any failure by Landlord to provide to the Premises any of the facilities for utilities and services required to be provided in Sections 6.1, 6.9, or 6.10 above, or (iii) any failure by Landlord to provide access to the Premises, then Tenant’s obligation to pay Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall only be entitled to such abatement of rent if the matter described in clauses (i), (ii) or (iii) of this sentence is within Landlord’s reasonable control and caused by Landlord’s gross negligence or willful misconduct or violation of this Lease. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 12, then the Eligibility Period shall not be applicable.

ARTICLE 7

REPAIRS

7.1 Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, together with all portions of the HVAC, electrical, mechanical plumbing, life safety and lab systems (including, but not limited to, fume hoods, exhaust snorkels and neutralization tanks) from the point that such systems solely serves the Premises and all portions of all fume hoods and other exhaust systems (all such systems collectively being referred to as the “Premises Systems”), in good condition. Tenant’s obligations regarding the Premises Systems shall include Tenant being responsible, at Tenant’s sole cost, for any re-certification which may be needed on any Premises Systems (whether owned by Tenant or Landlord). Tenant’s obligations shall include restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have an expected life beyond the Term, when necessary to keep the Premises and all improvements thereon or a part thereof and the Premises Systems in good working order, condition and repair and in compliance with all Requirements. Except as expressly set forth in this Lease, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises, the improvements located therein or the equipment therein, or the Premises Systems whether structural or nonstructural, all of which obligations are intended to be the expense of Tenant (whether or not such repairs, maintenance or restoration shall have an expected life extending beyond the Term). Tenant’s maintenance of the Premises Systems shall comply with the manufacturers’ recommended operating and maintenance procedures. Tenant shall enter into and pay for maintenance contracts (in forms satisfactory to Landlord in its reasonable discretion, which may require, without limitation, that any third party contractor provide Landlord with evidence of insurance as required by Landlord) for the Premises Systems in accordance with the manufacturers’ recommended operating and maintenance procedures. Such maintenance contracts shall be with reputable contractors, satisfactory to Landlord in its reasonable discretion, who shall have not less than ten (10) years of experience in maintaining such systems in biotechnical

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facilities. Upon Landlord’s request, Tenant shall provide maintenance reports from any such contractors. Tenant shall be solely responsible for the cost of all improvements or alterations to the Premises or the Premises Systems required by law. Notwithstanding the foregoing, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. In addition, Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the costs thereof. Tenant shall, no later than January 31st of each calendar year during the Term, provide to Landlord a copy of the budget for maintenance, repairs and replacements at the Premises for the preceding calendar year, as well as a detailed summary of the amounts actually expended by Tenant during such period for maintenance, repairs and replacements at the Premises.

7.2 Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Article 11 and Article 12 below, Landlord shall, as part of Operating Expenses, repair and maintain the structural portions of the Building, the Systems and Equipment serving the Building and the Project and not located in the Premises; provided, however, to the extent such maintenance and repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, or employees, Tenant shall pay to Landlord as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under any law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which require a building permit, may affect the structural components of the Building or the Systems and Equipment, which can be seen from outside the Premises, or which, in Landlord’s sole but good faith discretion, lessen the value of the Building or which are not consistent with typical alterations made by institutional tenants of first-class biotechnology projects in the general vicinity of the Project. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of five percent (5%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in compliance with any and all applicable Requirements and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord’s construction rules and regulations. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Project or

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the common areas, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. Tenant’s contractors shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease. Certificates for all insurance carried pursuant to the foregoing shall be delivered to Landlord before the commencement of construction of any Alterations and before any contractor’s equipment is moved onto the site. All such policies shall insure Landlord and Tenant, as their interests may appear, as well as contractor and Tenant’s other agents, and shall name as additional insureds Landlord’s property manager, Landlord’s asset manager, and all mortgagees of the Building and any other parties specified by Landlord. All insurance, except workers’ compensation, maintained by Tenant’s agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. Upon completion of any Alterations, Tenant shall (i) deliver to the management office of the Building a reproducible copy of the “as built” drawings of the Alterations, and (ii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3 Landlord’s Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises (including, but not limited to, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits), shall be at the sole cost of Tenant. Upon the expiration or early termination of the Lease Term, at Landlord’s election in its sole discretion, such Alterations, improvements, fixtures and/or equipment, or any of them, shall become the property of Landlord. Furthermore, Landlord may require that Tenant remove such Alterations, improvements, fixtures and/or equipment, or any of them, upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant. Notwithstanding any other provision of this Article 8 to the contrary and except as may be required by Landlord in Landlord’s sole and absolute (but good faith) discretion, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

8.4 Wi-Fi Network. Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant’s installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any unreasonable interference to other tenants in the Building or to other tenants at the Project or with any other tenant’s communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 8.4, except to the extent same is caused by the negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible to correct such interference. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Project and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building

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or Project, including without limitation, Building or Project systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant’s Wi-Fi Network.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant and/or any Tenant’s Parties shall not cause any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record. If any such lien is not released and removed within five (5) business days after written notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord and the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, or licensees of Tenant or any such person, in the Premises; provided, however, that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research or intellectual property, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, malfunctioning lab systems including any malfunction of the central plant systems, roof leaks or stoppages of lines). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described above. Subject to Tenant’s insurance and waiver of subrogation obligations hereunder, Landlord shall indemnify, defend, protect, and hold harmless the Tenant Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees but excluding loss of business, loss of profits or other consequential damages) to the extent arising from the gross negligence or willful misconduct of Landlord or any Landlord Party; except to the extent arising from the gross negligence or willful misconduct of Tenant or any Tenant Party.

10.2 Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters).

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10.3 Tenant’s Insurance. Prior to the Temporary Space Commencement Date, and continuing thereafter throughout the Term, Tenant, at its expense, shall obtain and maintain in full force and effect the following insurance policies throughout the Term:

10.3.1 Commercial General Liability (CGL) Insurance on an occurrence basis covering liability arising from premises operations, independent contractors, product-completed operations, personal injury, advertising injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is insured and Landlord and any lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the “Insured Parties”). Such insurance shall provide primary coverage without contribution from any other insurance or self-insurance carried by or for the benefit of the Insured Parties, and such insurance shall include blanket broad-form contractual liability coverage. The minimum limits of liability applying exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than Five Million and No/100 Dollars ($5,000,000.00). If CGL contains a general aggregate limit, it shall apply separately to this location. Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for comparable first-class biotechnology projects in the general vicinity of the Project. There shall be no deductible or self-insurance without the prior written consent of Landlord. Such CGL insurance amount can be obtained by Tenant through a combination of general and excess liability coverages.

10.3.2 All-Risk Commercial Property Insurance (including the perils of flood and earthquake) insuring Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, telecommunications, data and other cabling, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building (“Tenant’s Property”) and all initial improvements, Alterations and any other alterations, modifications or tenant improvements in the Premises, regardless of whether such initial improvements, Alterations, or other alterations, modifications or tenant improvements are installed by Landlord or Tenant (“Tenant-Insured Improvements”), for the full replacement cost thereof, having a deductible amount, if any, not in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) without the prior written consent of Landlord. Flood and earthquake coverage insuring Tenant’s Property and the Tenant-Insured Improvements with a limit as close to the full replacement cost of such property covered as is reasonably available shall be provided. The Insured Parties shall be included as loss payee(s) with respect to the Tenant-Insured Improvements;

10.3.3 Builder’s Risk during the performance of any Alteration, until completion thereof, on an “All Risk” basis, including a permission to complete and occupy, and flood, including resulting water damage, endorsements, for full replacement cost covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises, or evidence of such coverage under the property insurance policies set forth in Section 10.3.2 above. The Insured Parties shall be named as additional insureds;

10.3.4 Workers’ Compensation Benefits Insurance and Employer’s Liability Insurance, with Worker’s Compensation Benefits Insurance as required by law and Employer’s Liability Insurance with a limit not less than One Million and No/100 Dollars ($1,000,000.00) each accident for bodily injury by accident and One Million and No/100 Dollars ($1,000,000.00) each employee for bodily injury by disease. A deductible or self-insured retention for such policy shall not exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) without the prior written consent of Landlord;

10.3.5 Business Interruption Insurance covering a minimum of one year of anticipated gross Rent;

10.3.6 Commercial Automobile Liability Insurance (if the Tenant is operating a fleet out of the leased Premises) covering any auto including owned, hired, and non-owned autos with a combined single limit with respect to each occurrence in an amount of not less than One Million and No/100 Dollars ($1,000,000.00). The Commercial auto policy shall include contractual liability coverage. The Insured Parties shall be named as additional insureds;

10.3.7 Liquor Liability Insurance (if the Tenant’s operation involves the selling or serving alcoholic beverages) coverage shall be maintained in an amount of at least One Million and No/100

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Dollars ($1,000,000.00) per loss, with an annual aggregate of at least One Million and No/100 Dollars ($1,000,000.00). The Insured Parties shall be named as additional insureds;

10.3.8 Environmental Liability Insurance (in form and substance satisfactory to Landlord) with limits of coverage not less than Three Million Dollars ($3,000,000.00) combined per occurrence and in the aggregate insuring against any and all liability with respect to the Premises and all areas appurtenant thereto arising out of any death or injury to any person, damage or destruction of any property, other loss, cost or expense resulting from any release, spill, leak or other contamination of the Premises, or any other property surrounding the Premises attributable to the presence of Hazardous Materials. Upon Landlord’s request, Tenant shall also obtain (at Tenant’s sole cost and expense) environmental impairment liability insurance, pollution legal liability insurance, environmental remediation liability insurance (in form and substance (including limits) acceptable to Landlord). If, at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord hereunder, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in form and substance reasonably acceptable to Landlord, as Landlord may from time to time reasonably request. Without limiting the generality of the foregoing, all such environmental liability insurance shall specifically insure the performance by Tenant of the indemnity provisions set forth in this Lease; and

10.4 Form of Policies.

10.4.1 All insurance required to be carried by Tenant shall be effected under valid and enforceable policies issued by reputable insurers authorized to issue policies in the State of Texas and rated in AM Best’s Insurance Guide, or any successor thereto as having an AM Best’s Rating of “A” or better and a Financial Size Category of at least “X” or better, or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

10.4.2 On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance (including ISO Additional Insured Endorsement CG 2037 and CG 2026) that evidence insurance required to be covered by this Article 10, the waivers of subrogation required by Section 10.4 below, the Insured Parties are named as additional insureds/loss payees as required pursuant to this Article 10, and the commercial general liability is primary, non-contributory, and not excess of any other valid and collectible insurance. Evidence of each renewal or replacement policies shall be delivered by Tenant to Landlord at least ten (10) days after the expiration of the policies.

10.4.3 By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed a limitation on or transfer of Tenant’s liability under the indemnities granted to Landlord in this contract.

10.4.4 Tenant may satisfy the limits of liability required herein with a combination of umbrella and/or excess policies of insurance where applicable, provided that such policies comply with all of the provisions hereof (including, without limitation, with respect to scope of coverage and naming of the Insured Parties as additional insureds).

10.5 Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, EVEN THOUGH SUCH LOSS OR DAMAGE MIGHT BE OCCASIONED BY THE NEGLIGENCE OF SUCH PARTY, ITS AGENTS, EMPLOYEES, CONTRACTORS OR INVITEES. The foregoing waiver by Tenant shall also inure to the benefit of Landlord’s management agent for the Building.

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ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell, and Core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the Base, Shell, and Core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project and/or the Building, or the lessor of a ground or underlying lease with respect to the Building or any Superior Lease (as defined in Section 18.1.1 of this Lease) with respect to the Project and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant’s insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements of any such tenant improvements and Alterations, Tenant shall, prior to Landlord’s commencement of such improvement work, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of Operating Expenses, Taxes and Utilities Costs to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be substantially completed within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project and/or the Building or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last year of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of the Lease Term. If Landlord elects to rebuild and/or restore the Premises, prior to Landlord commencing any restoration work, Tenant shall obtain from all applicable governmental authorities all licenses, permits, and approvals that may be required to permit Landlord to enter the Premises and/or to commence any restoration work therein, including with respect to Hazardous Materials (collectively referred to herein as “Restoration Clearances”).

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11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

11.4 Tenant’s Termination Rights. If the Premises or access thereto is substantially damaged, and if as a result the Premises is not able to be used for Tenant’s use and either (a) repairs cannot reasonably be substantially completed within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums) or (b) the casualty occurs during the last year of the Lease Term, then Tenant may terminate this Lease by giving Landlord written notice of such termination within sixty (60) days of the date of such casualty, which notice shall set forth a termination date. Additionally, in the event that neither party shall terminate this Lease as set forth herein, and Landlord shall fail to repair and restore the Premises to a condition substantially suitable for Tenant’s use within one hundred eighty (180) days after the date of such casualty, then Tenant may terminate this Lease upon at least thirty (30) days’ written notice to Landlord setting forth an effective date. The one hundred eighty (180) days’ time period set forth above shall be deemed extended due to any Force Majeure delay and/or delays caused by Tenant.

ARTICLE 12

CONDEMNATION

12.1 Taking.

12.1.1 Total Taking. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a “Taking”), this Lease shall terminate and the Term shall end as of the earlier of (i) the date possession is taken or (ii) the date of the vesting of title, and Rent shall be prorated and adjusted as of such date.

12.1.2 Partial Taking. Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the earlier of (i) the date possession is taken or (ii) the date of the vesting of title, Base Rent and Tenant’s Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.

12.1.3 Landlord’s Termination Right. Whether or not the Premises are affected, Landlord may, by notice to Tenant, terminate this Lease upon a Taking of all or a portion of the Real Property, the Building or the Premises.

12.1.4 Tenant’s Termination Right. If the part of the Real Property so Taken contains more than twenty percent (20%) of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within thirty (30) days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1, Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and any Tenant-Insured Improvements.

12.1.5 Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

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12.2 Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property or Tenant-Insured Improvements included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

12.3 Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that, so long as no default by Tenant has occurred hereunder, Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord, and subject to all Superior Leases and mortgages. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, (v) a list of Hazardous Materials, certified by the proposed Transferee to be true and correct, that the proposed Transferee intends to use or store in the Premises, and (vi) such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent (that requires such consent) shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord Two Thousand Five Hundred Dollars ($2,500.00) to reimburse Landlord for its review and processing fees. Any Transfer in contravention of this Article 14 shall be void and shall constitute an Event of Default. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article

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14, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer on the terms specified in the Transfer Notice. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

14.2.6 The proposed Transfer would not cause Landlord to be in violation of any Requirements or any other lease, Mortgage, Superior Lease or agreement to which Landlord is a party and would not give a tenant of the Real Property a right to cancel its lease; or

14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord’s consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that

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if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any reasonable brokerage commissions in connection with the Transfer (collectively, the “Subleasing Costs”). Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease is terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the rentable square feet retained by Tenant in proportion to the rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.

14.5 Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit. Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease or which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the sublet space or the Real Property, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 14.5 shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment. Tenant shall indemnify, defend, protect and hold

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harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 14.

14.6 Intentionally Omitted.

14.7 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Lease Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

14.8 Related Entities.

14.8.1 If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant (collectively, “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 14 shall not apply to the transfer of stock that is publicly traded on a nationally recognized stock exchange. For purposes of this Article the term “transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date (y) intentionally omitted, and (z) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions or the merger, consolidation or conversion of Tenant into or with another business entity. The provisions of Section 14.1 shall not apply to transactions with a business entity into or with which Tenant is merged, consolidated or converted or to which all or substantially all of Tenant’s assets are transferred so long as (i) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such transfer, all the obligations of Tenant under this Lease, and (ii) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease. Tenant may also, upon prior notice to Landlord, permit any business entity which controls, is controlled by, or is under common control with the Tenant (a “Related Entity”) to sublet all or part of the Premises for any use consistent with Section 5.1 of this Lease for so long as such entity remains a Related Entity. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty percent (50%) of all of the Ownership Interests of such corporation or other business entity. A Related Entity that is an assignee of Tenant’s entire interest in this Lease may be referred to herein as an “Affiliate Assignee.”

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ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 Decommissioning.

15.2.1 A “Surrender Plan” shall mean a detailed plan and narrative description, prepared by a qualified independent certified industrial hygienist engaged by Tenant and reasonably acceptable to Landlord, which describes and outlines in detail the actions proposed to be undertaken by Tenant in connection with the yield-up and surrender of the Premises, as required to cause the Premises to be free of Hazardous Materials and otherwise released for unrestricted use and occupancy at the expiration or earlier termination of this Lease, including such actions as may be necessary to cause the Premises to be decommissioned in accordance with the Requirements. Without limitation, the Surrender Plan shall address the cleaning and removal of all Hazardous Materials from all floors, walls, ceilings, counters, piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises. The Surrender Plan shall be prepared such that, following its implementation, the Premises and all exhaust and other duct work in the Premises may be reused by a subsequent tenant or disposed of in conformance with all applicable Requirements without incurring additional costs or expenses on account of any Hazardous Materials, or undertaking unusual or special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials, or requiring notices to or filings with any governmental authorities in connection with such Hazardous Materials. The Surrender Plan (i) shall be accompanied by a current list of (A) all local, state and federal licenses, registrations, permits and approvals held by or on behalf of Tenant or any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) an updated schedule identifying all of Tenant’s Hazardous Materials. The Surrender Plan shall be subject to the review and approval of Landlord and Landlord’s environmental consultant in all respects.

15.2.2 Tenant shall prepare and deliver the proposed Surrender Plan to Landlord for its review and approval not later than sixty (60) days prior to the Lease Expiration Date (or, if applicable, within five (5) business days after any earlier termination of the Term of this Lease). If Landlord or Landlord’s consultant shall request any reasonable or customary revisions to the proposed Surrender Plan, then Tenant shall revise the proposed Surrender Plan and resubmit the proposed Surrender Plan to Landlord for its approval.

15.2.3 On or before the Lease Expiration Date (or within thirty (30) days after any earlier termination of the Term of this Lease), Tenant shall implement the approved Surrender Plan using a contractor approved by Landlord. In connection therewith, Tenant shall, at is sole costs and expense, (i) clean and decommission all interior surfaces of the Premises (including floors, walls, ceilings, and counters), and all piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhausts or other ductwork located in and/or exclusively serving the Premises, in each case to the extent required to remove and remediate any Hazardous Materials or other chemical or biological materials used in the operation of the Premises, (ii) perform or cause to be performed all other actions described in the approved Surrender Plan, and (iii) deliver to Landlord a report prepared by a qualified independent certified industrial hygienist reasonably acceptable to Landlord, confirming that the Premises do not contain any Hazardous Materials and that all of the work contemplated by the approved Surrender Plan has been satisfactorily completed (the “Decommissioning Closure Report”). Without limitation, the Decommissioning Closure Report shall also include reasonable detail concerning the clean-up measures taken by Tenant, the clean-up locations, the tests performed by Tenant, and the analytic results. Landlord may elect, subject to reimbursement by Tenant, to cause Landlord’s environmental consultant to inspect the Premises and to perform such additional testing and reviews as may be reasonably necessary to confirm that the Premises are, as of

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the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid. Landlord may elect to deliver the Surrender Plan, the Decommissioning Closure Report and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

15.2.4 If (i) Tenant fails to prepare timely an acceptable Surrender Plan, or (ii) Tenant fails to submit timely an acceptable Decommissioning Closure Report based on the Surrender Plan approved by Landlord, or (iii) Tenant fails to complete all of the actions contemplated by the approved Surrender Plan, then in any such event Landlord may elect to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises are surrendered free and clear of Hazardous Materials and in the condition required hereunder (the “Landlord Remediation Actions”). Tenant shall reimburse Landlord, as Additional Rent, for all commercially reasonable costs and expenses incurred by Landlord in connection with any such Landlord Remediation Actions. Without limitation, if Tenant remains in possession of the Premises after the Lease Expiration Date or the earlier termination of the Term of this Lease, then Tenant shall be liable to Landlord for any damages set forth in Article 16 hereof and the foregoing shall not limit, restrict or prohibit Landlord from exercising any and all available rights and remedies available to Landlord at law or in equity to regain possession of the Premises, including, but not limited to, prosecuting a summary process proceeding. If Tenant vacates the Premises prior to completing all of the actions contemplated by the Surrender Plan and to delivering the Decommissioning Closure Report, then unless and until Landlord elects to take Landlord Remediation Actions, Landlord will provide Tenant with reasonable access to the Premises as required to implement the Surrender Plan.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

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ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, but not more often than once per calendar year (except in the event of a sale, financing or refinancing by Landlord of the Building), Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or Landlord’s prospective mortgagees. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease. Upon request from time to time, but not more often than once per calendar year, Tenant agrees to provide to Landlord, within ten (10) days after Landlord’s delivery of written request therefor, the most current financial statements for Tenant, dated no earlier than one (1) year prior to such written request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement. If any guaranty is executed in connection with this Lease, Tenant also agrees to deliver to Landlord, within ten (10) days after Landlord’s delivery of written request therefor, the most current financial statements of the guarantor in a form consistent with the foregoing criteria. Tenant acknowledges that any statement delivered pursuant to this Article 17 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any mortgagee, or assignee thereof or by any lessor, or assignee thereof.

ARTICLE 18

SUBORDINATION

18.1 Subordination and Attornment.

18.1.1 This Lease is subject and subordinate to (i) all present and future ground leases or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof (collectively, the “Superior Leases”) and (ii) to the lien of any mortgages or trust deeds, now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds (collectively, “Mortgages”), unless the mortgagees, trustees and/or holders of such Mortgages (collectively, “Mortgagees”), or the lessors under such Superior Leases (“Superior Lessors”), require in writing that this Lease be superior thereto; provided that the foregoing subordination in respect of any Superior Lease or Mortgage placed on the Premises after the date hereof shall not become effective until and unless the holder of such Mortgage or Superior Lease delivers to Tenant a subordination, non-disturbance and attornment agreement permitting Tenant, if Tenant is not then in default under this Lease beyond the expiration of any applicable notice and cure period, to remain in occupancy of the Premises in the event of a foreclosure of such Mortgage or Superior Lease.

If a successor landlord (whether Mortgagee, its nominee or designee, any purchaser at a foreclosure sale, or such other person, or such person’s successors or assigns, or designee, together with the successors and assigns of such successor landlord (“Successor Landlord”) shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then Tenant shall attorn to and recognize such Successor Landlord as Landlord under this Lease. The provisions of this Section are self-operative and require no further instruments to give effect hereto; provided, however, Tenant shall, within ten (10) days of request, execute and deliver any instrument that such Successor Landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Successor Landlord, provided such instrument does not increase the Rent, materially increase Tenant’s other obligations or materially and adversely affect Tenant’s rights under this Lease. Tenant shall, within ten (10) days of request from Landlord, execute and deliver any documents or instruments that

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may be reasonably required by any Mortgagee or lessor to confirm any subordination (or, if requested by any Mortgagee or Superior Lessor, priority).

18.2 SNDA. As soon as reasonably possible following the Effective Date, Landlord will use commercially reasonably efforts to deliver a subordination, non-disturbance and attornment agreement from the current holder of a Mortgage in the form attached hereto as Exhibit J.

18.3 Provisions. The provisions of this Article 18 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, any Superior Lessor (or sublessor thereof), and any Mortgagee and (b) apply, notwithstanding as a matter of law, that this Lease may terminate upon the foreclosure of any such Superior Lease or mortgage,

ARTICLE 19

TENANT’S DEFAULTS; LANDLORD’S REMEDIES

19.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except as otherwise expressly set forth herein. The occurrence of any of the following shall constitute a default of this Lease by Tenant (“Event of Default”):

19.1.1 Any failure by Tenant to pay any Rent, Additional Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days after written notice that such amount was not paid when due; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant (other than the payment of Rent or Additional Rent) where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

19.1.3 Intentionally omitted; or

19.1.4 Tenant makes an assignment for the benefit of creditors; or

19.1.5 A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets; or

19.1.6 Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, (the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code; or

19.1.7 Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days; or

19.1.8 Intentionally omitted; or

19.1.9 Tenant fails to deliver an estoppel certificate in accordance with Article 17; or

19.1.10 Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action; or

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19.1.11 Landlord applies or retains any part of the security held by it hereunder, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, within five (5) days after notice by Landlord to Tenant stating the amount applied, retained or drawn, as applicable.

19.1.12 If Guarantor shall fail to perform any of the obligations when due under the Guaranty of Lease from the Guarantor in favor of Landlord, guarantying the payment and performance by Tenant of its obligations under this Lease; or

19.1.13 Guarantor generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due or is subject to the filing of a petition, case or proceeding in bankruptcy.

19.2 Landlord’s Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate Tenant’s right of possession of the Premises without terminating this Lease or terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and, in the event this Lease is terminated, Landlord may recover from Tenant the following:

(a) the present value (determined using a discount rate of six percent (6%) per annum) of the total Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Term if the terms and provisions of this Lease had been fully complied with by Tenant, exceeds

(b) the total fair market rental value (determined using a discount rate of six percent (6%) per annum) of the Premises for the balance of the Term (it being the agreement of both parties hereto that Landlord shall receive the benefit of its bargain).

For purposes of this Section 19.2.1, the fair market rental value of the Premises shall be the prevailing market rental rate for similar space in the Building and for similar space in other buildings comparable in location, complexity and scope to the Building for a lease term equal to the remaining Term (without regard to any unexercised renewal options, if any). In addition, there shall be recoverable from Tenant:

(i) the cost of restoring the Premises to Building Standard condition, normal wear and tear excepted;

(ii) all accrued, unpaid sums, plus interest at the rate set forth in Section 4.6 for past due sums up to the date of termination;

(iii) Landlord’s cost of recovering possession of the Premises;

(iv) Rent accruing subsequent to the date of termination pursuant to the holdover provisions of Article 16; and

(v) any other sum of money or damages owed by Tenant to Landlord.

Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right of possession without termination of this Lease, Tenant shall immediately remove all of Tenant’s personal property from, surrender possession of, and vacate the Premises and deliver possession thereof to Landlord in broom-clean condition. If Tenant fails to surrender possession and vacate the Premises, Landlord shall have full and free license to enter into and upon the Premises with or without process of law for the purpose of repossessing the Premises, expelling or removing Tenant and any others who may be occupying or within the Premises, removing any and all property therefrom and changing all door locks of the Premises. Landlord may take these actions without

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being deemed in any manner guilty of trespass, eviction or forcible entry or detainer and without incurring any liability for any damage resulting therefrom, including any liability arising under Chapter 93 of the TPC, and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law. Tenant hereby waives any right to claim damage for such reentry and expulsion, including any rights granted to Tenant by Chapter 93 of the TPC.

19.2.2 If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after ten (10) days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation. All costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord or in which Landlord is a party to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises or as a result of any default by Tenant under this Lease, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease, are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease, are attributable directly to Tenant’s use and occupancy of the Premises or presence at the Building, or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within ten (10) business days after receipt of Landlord’s invoice for such amount.

19.3 Payment by Tenant. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.2 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6 Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession. If Tenant abandons the Premises or if Landlord elects to reenter or takes possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by Requirements, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all Rent as it

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becomes due pursuant to Section 19.3 and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any improvement to the Premises in connection therewith. If Landlord elects to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

(i) First, to reimburse Landlord for the costs and expenses of such reletting (including costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord maintains and operates the Premises, the costs thereof) and necessary or reasonable improvement.

(ii) Second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder.

(iii) Third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within five (5) days of delivery of notice thereof to Tenant, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder.

19.7 Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Requirements, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

(i) Those acts specified in the Bankruptcy Code or other Requirements as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Requirements;

(ii) A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

(iii) A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

(iv) The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

19.8 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Lease Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease

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not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

19.9 General; Other Rights of Landlord.

19.9.1 All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord’s right to exercise any other right or remedy.

19.9.2 To the extent permitted by law, Tenant hereby waives all provisions of, and protections under, any Requirement to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

19.9.3 If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Base Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than five (5) days after notice from Landlord to Tenant demanding the payment of such arrears.

19.10 Mitigation Efforts. With respect to any provisions of the laws of the State of Texas which require that Landlord use reasonable efforts to relet the Premises, it is understood and agreed that the following shall apply in determining whether such efforts by Landlord to relet are reasonable: (1) Landlord may elect to lease other available space in the Project, if any, before reletting the Premises; (2) Landlord may elect to consent to the assignment or sublease by an existing tenant of the Project before reletting the Premises; (3) Landlord may decline to incur material out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant; (4) Landlord may decline to relet the Premises at rental rates below the then prevailing base Rent for the balance of the initial term of this Lease; (5) Landlord may decline to relet the Premises to a prospective tenant if the nature of such prospective tenant’s business is not consistent with the tenant mix of the Building or with any other tenant leases containing provisions against the Landlord leasing space in the Building for certain uses; (6) Landlord may decline to relet the Premises to a prospective tenant, the nature of whose business may have an adverse impact upon the manner in which the Building or the Project is operated or with the high reputation of the Building or the Project even though in each of said circumstances such prospective tenant may have a good credit rating; (7) before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate the same financial capacity that Landlord would require as a condition to leasing other space in the Building to the prospective tenant; and (8) listing the Premises with a broker or leasing agent (including in-house leasing personnel) in a manner consistent with provisions (1) through (7) above shall constitute prima facie evidence of reasonable efforts on the part of Landlord to relet the Premises.

ARTICLE 20

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum

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in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. The Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. TENANT HEREBY EXPRESSLY WAIVES THE REQUIREMENTS AND APPLICABILITY OF SECTIONS 93.005 – 93.011 OF THE TEXAS PROPERTY CODE, AND AGREES THAT THE TREATMENT OF THE SECURITY DEPOSIT SHALL BE GOVERNED BY THIS ARTICLE 20. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

ARTICLE 21

COMPLIANCE WITH LAW

Tenant shall not do anything in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building’s life safety system (collectively the “Excluded Changes”); provided, however, to the extent such Excluded Changes are required due to or triggered by Tenant’s particular improvements or alterations to and/or manner of use of the Premises, Landlord shall perform such work, at Tenant’s cost (which shall be paid by Tenant to Landlord within ten (10) days after Tenant’s receipt of invoice therefor from Landlord). In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises to: (i) inspect them (including, but not limited to, inspections to verify Tenant’s compliance with the terms and provisions of this Lease); (ii) show the Premises to prospective purchasers, mortgagees or tenants (during the last six (6) months of the Term), or to the ground lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other Requirements, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any

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entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Landlord shall take commercially reasonable steps to minimize interference with Tenant’s use of the Premises during any such entry. Notwithstanding anything to the contrary herein, Tenant shall be permitted to maintain certain portions of the Premises as secure areas (“Secure Areas”) for storage of protected health information into which Landlord, or any agent of Landlord, may not enter without the prior consent of Tenant and only if accompanied by a representative of Tenant, except in the case of an emergency, in which event, Landlord or its agents shall be permitted entry in accordance with the other provisions of this Lease. To the extent that Landlord or its contractors are prevented from entering any such Secure Areas, Landlord shall have no obligation to provide services to such areas, including janitorial services.

ARTICLE 23

PARKING

Throughout the Lease Term, Tenant shall have the right to use, on a “first-come, first-serve” basis, in common with other tenants of the Building and at Landlord’s then prevailing rate, the number of unreserved parking spaces set forth in Section 12 of the Summary, which unreserved parking spaces are located in the Parking Facility servicing the Building as shall be designated by Landlord from time to time for unreserved parking for the tenants of the Building. As of the date hereof, the monthly charge for unreserved parking is One Hundred Fifteen Dollars ($115.00) per space per month and the charge for reserved parking is One Hundred Seventy-Five Dollars ($175.00) per space per month; subject, however, to increase to Landlord’s then prevailing rate from time to time during the Lease Term. Tenant’s continued right to use the parking spaces is conditioned upon (i) Tenant abiding by (A) the Parking Rules and Regulations which are in effect on the Effective Date, as set forth in the attached Exhibit E and all modifications and additions thereto which are prescribed from time to time for the orderly operation and use of the Parking Facility by Landlord, and/or Landlord’s Parking Operator (as defined below), and (B) all recorded covenants, conditions and restrictions affecting the Building, and (ii) upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with the Parking Rules and Regulations (and all such modifications and additions thereto, as the case may be), any such other rules and regulations and covenants, conditions and restrictions. Landlord (and/or any other owners of the Project) specifically reserve the right to change the size, configuration, design, layout, location and all other aspects of the Parking Facility (including without limitation, implementing paid visitor parking and/or a valet system), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Facility. Landlord may delegate its responsibilities hereunder to a parking operator (the “Parking Operator”) in which case the Parking Operator shall have all the rights of control attributed hereby to Landlord. Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Landlord’s demand therefor. The parking rights provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant’s own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above. All visitor parking by Tenant’s visitors shall be subject to availability, as reasonably determined by Landlord (and/or the Parking Operator, as the case may be), parking in such visitor parking areas as may be designated by Landlord (and/or the Parking Operator from time to time, and payment by such visitors of the prevailing visitor parking rate (if any) charged by Landlord (and/or the Parking Operator) from time to time.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

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24.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

24.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4 Intentionally Omitted.

24.5 Transfer of Landlord’s Interest. Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and upon any such transfer, Landlord shall automatically be released from all liability under this Lease first arriving thereafter and Tenant shall look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord may also assign its interest in this Lease to a mortgage lender as additional security but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, member, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

24.6 Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

24.7 Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8 Tenant’s Signs.

24.8.1 Interior Signage. Tenant shall be entitled, at Landlord’s expense, to one (1) identification sign on or near the entry doors of the Premises; any Landlord approved changes to such signage shall be at Tenant’s cost and expense. Such signs shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal.

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24.8.2 Prohibited Signage and Other Items. Except for such identification signs, Tenant may not install any signs on the exterior or roof of the Building, the Other Buildings or the common areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14 Limitation on Liability. The liability of Landlord for Landlord’s obligations under this Lease and any other documents executed by Landlord and Tenant in connection with this Lease (collectively, the “Lease Documents”) shall be limited to Landlord’s interest in the Project (including rents and proceeds therefrom) and Tenant shall not look to any other property or assets of Landlord or the property or assets of any Landlord Parties in seeking either to enforce Landlord’s obligations under the Lease Documents or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Landlord Parties shall be personally liable for the performance of Landlord’s obligations under the Lease Documents.

24.15 Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building, the Other Buildings and/or in any other building and/or any other portion of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the Other Buildings or Project.

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24.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, pandemics (including COVID-19 and variants thereof and including any governmental lockdown order, governmental stay-at-home order, closure or similar governmental orders issued in connection with such pandemic), inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, inactions or other delays (including, but not limited to, delays in obtaining a building permit or any other required or desired governmental permits and approvals), allowable delays under construction contract held by Landlord, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to payment of money (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

24.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

24.19 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested, (B) delivered by a nationally recognized overnight courier, or (C) intentionally omitted (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19, or the date overnight courier delivery is made.

24.20 Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.

24.21 Patriot Act. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law No. 107-56, 115 Stat. 272), as the same may be amended, modified or supplemented from time-to- time, or any similar list or any Requirement any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution or funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be an Event of Default, and (y) the representations and warranties contained in this Section 24.21 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

24.22 Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of Texas.

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24.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.25 Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (collectively, the “Brokers”), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Lease other than the Brokers. Landlord will pay the Brokers any commissions pursuant to a separate agreement between Landlord and such Brokers.

24.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof.

24.27 Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building, the Other Buildings and Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building, the Other Buildings and any portion of the Project as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the names of the Building, the Other Buildings or Project or use pictures or illustrations of the Building, the Other Buildings or Project in advertising or other publicity, without the prior written consent of Landlord.

24.28 Building Directory. If the Building contains a tenant name directory, Landlord shall include Tenant’s name and location in the Building on one (1) line on the Building directory. The initial cost of such directory signage shall be paid for by Landlord, but any subsequent charges thereto shall be at Tenant’s cost.

24.29 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

24.30 Landlord’s Construction. Except as specifically set forth in this Lease or in the Tenant Work Letter: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Other Buildings, the Project, or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building, the Other Buildings or the Project have been made by Landlord to Tenant. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, the Other Buildings, the Premises, and/or the Project, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord’s sole election, such other buildings, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the “Construction”). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Other Buildings, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, the Other Buildings and/or the Project, which work may create noise, dust or leave debris in the Building, the Other Buildings and/or the Project. Tenant hereby agrees that such Construction and Landlord’s actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or

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improvements resulting from such Construction or Landlord’s actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord’s actions in connection with such Construction. Landlord reserves full control over the Project to the extent not inconsistent with Tenant’s enjoyment the same as provided in this Lease. This reservation includes Landlord’s right to subdivide the Project and convert portions of the Project to condominium units, change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties and maintain or establish ownership of the Buildings separate from the fee title to the Project. Landlord will use commercially reasonable steps to minimize interference in Tenant’s use of the Premises in connection with any such activities.

24.31 Intentionally Omitted.

24.32 Net Lease. This Lease shall be deemed and construed to be an “absolute net lease” and, except as herein expressly provided, Landlord shall receive all payments required to be made by Tenant free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever. Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations of any kind in or on the Premises except as specifically provided herein.

24.33 Access Control. Landlord shall provide certain access control services for the Building on a 24 hours a day, 7 days a week and 365 days a year basis. Tenant recognizes that any access control services provided by Landlord at the Building is for the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Project. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for, and expressly assumes the risk of (i) any unauthorized or criminal entry of third parties into the Premises or the Building, (ii) any damage to persons in or about the Premises or the Project, or (iii) any loss of property in and about the Premises or the Building, by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord or any actual or alleged passive or active negligence of Landlord.

24.34 Sustainability.

24.34.1 Sustainable Building Operations.

(i) This Building is or may become in the future certified under the Green Building Initiative’s Green Globes™ for Continual Improvement of Existing Buildings (Green Globes™-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, or operated pursuant to Landlord’s sustainable building practices. Landlord’s sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. Notwithstanding the foregoing, Tenant shall not be required to comply with any Green Building Initiatives or other rating systems as set forth above until the Building is certified as such, and Tenant shall only be required to comply with such Green Building Initiatives with respect to any upgrades, alterations or improvements made by Tenant after the Building is certified as set forth above. In no event shall Tenant be required to make changes, improvements and/or other repairs or replacements to the Premises in order to make the Premises compliant with the above stated initiatives and rating systems. All construction and maintenance methods and procedures, material purchase, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all Requirements.

(ii) Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid over-lighting interior spaces; closing shades on the south side of the Building to avoid over heating the space; turning off lights and equipment at the end of the work day; and purchasing, with respect to any new equipment that Tenant purchases for the Premises, ENERGY STAR® qualified equipment including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; purchasing products certified by the U.S. EPA’s Water Sense® program. Tenant shall not be required to replace any existing equipment used by Tenant as of the date

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of this Lease which Tenant intends to install in the Premises in order to comply with this provisions of this Section 24.34.1(ii).

24.35 No Money Damages. Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make or exercise, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) and/or any right to terminate this Lease based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord or the Landlord Parties be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with the Lease Documents.

24.36 Tax Status of Beneficial Owner. Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Tax Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Section 24.37 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord’s other rights under this Section 24.37, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

24.37 Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Base Rent, Tenant’s Tax Payment, Tenant’s Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

24.38 Waiver of Consumer Rights. Landlord and Tenant each acknowledge, on its own behalf and on behalf of its successors and assigns, that the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (“DTPA”), is not applicable to this Lease. Accordingly, the rights and remedies of Landlord and Tenant with respect to all acts or practices of the other, past, present or future, in connection with this Lease shall be governed by legal principles other than the DTPA. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RIGHTS UNDER THE DTPA, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, LANDLORD AND TENANT, RESPECTIVELY, VOLUNTARILY CONSENT TO THIS WAIVER.

24.39 Intentionally Omitted.

24.40 Certain Interpretational Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

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24.41 Authority. Tenant represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Texas and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Landlord represents and warrants that Landlord is a duly formed and existing entity qualified to do business in Texas and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.

24.42 Counterparts; Signatures. This Lease and any other lease documents may be executed in two (2) or more counterparts. Each counterpart of this Lease (or of any of the other Lease Documents, as the case may be) shall be deemed to be an original thereof, and all such counterparts, when taken together, shall constitute one and the same instrument. The parties hereto consent and agree that this Lease (and any other Lease Documents) may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Lease (or any of the other Lease Documents) using electronic signature technology, by clicking “SIGN”, such party is signing this Lease (or such other of the Lease Documents) electronically, and (ii) the electronic signatures appearing on this Lease (or such other of the Lease Documents) shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

24.43 Waiver of Lien. TENANT WAIVES ALL LIEN RIGHTS UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE, AS WELL AS ANY SUCCESSOR STATUTE GRANTING TENANT A LIEN IN LANDLORD’S PROPERTY.

24.44 Disclaimer of Reliance on Representations. This Lease contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease. Each of the parties to this Lease has executed this Lease relying solely on its own judgment with the benefit of the advice of its own attorneys and/or brokers (or having decided to proceed without benefit of the advice of its own attorneys and/or brokers), and each party hereby disclaims reliance upon any statement or representation of the other party or any agent of such other party unless such statement or representation is expressly set forth in this Lease.

24.45 Lien For Rent. Landlord hereby waives any landlord lien on Tenant’s trade fixtures and other unattached fixtures, inventory, equipment, and other personal property located in the Premises. Landlord agrees to execute and deliver to Tenant, within thirty (30) days after receipt of a written request therefor, such documents as may be reasonably requested by Tenant or Tenant’s lender to evidence and confirm such waiver in form and substance reasonably satisfactory to Landlord.

24.46 Reservations. In addition to other rights reserved herein or by law, Landlord reserves the right from time to time: (i) to perform repairs to or reconstructions of the Building and to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building, or elsewhere on the Project (provided that any of the foregoing to be located within the Premises shall be located, whenever possible above the finished ceiling, below the finished floor, or within existing chases), (ii) to grant easements and other rights with respect to the Project, and (iii) to designate the street address of the Building. Landlord shall use commercially reasonable efforts to avoid unreasonable interference with Tenant’s business activities to the degree commercially reasonably practicable and perform, during non-business hours, any such work that would unreasonably interfere with Tenant’s occupancy if the same were performed during business hours. Landlord shall use commercially reasonable efforts to minimize the extent and duration of any such interference with Tenant’s access to, and use and occupancy of, the Premises during the performance of such work.

[Remainder of Page Intentionally Left Blank; Signatures on Next Page]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

LG 1 PROPERTY OWNER LP,
a Delaware limited partnership

By:	LG 1 Property Owner GP LLC,
a Delaware limited liability company,
its general partner

	By:	HSRE-Hines LG 1 LP,
a Delaware limited partnership,
its sole member

		By:	HSRE-Hines LG 1 GP LLC,
a Delaware limited liability company,
its general partner

			By:	Hines LG GP 2 LLC,
a Delaware limited liability company,
its general partner

				By:	Hines Investment Management Holdings Limited Partnership,
a Delaware limited partnership,
its sole member

By:
[***]

“Tenant”:

PLUS THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

***

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

[To be attached]

EXHIBIT A -1-	LEVIT GREEN Plus Therapeutics, Inc.

EXHIBIT A-1

SITE PLAN OF PROJECT

EXHIBIT A-1 -1-	LEVIT GREEN Plus Therapeutics, Inc.

EXHIBIT A-2

OUTLINE OF FLOOR PLAN OF TEMPORARY SPACE

[To be attached]

EXHIBIT A-2 -1-	LEVIT GREEN Plus Therapeutics, Inc.

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell and Core”), and Tenant shall accept the Base, Shell and Core in its current “As-Is” condition existing as of the date of the Lease and the Lease Commencement Date. Except for the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding [***], to help pay for the costs of the design, permitting and construction of Tenant’s improvements which are permanently affixed to the Premises (collectively, the “Tenant Improvements”); such Tenant Improvement Allowance amount is subject to adjustment pursuant to Section 1.3 of the Lease. Landlord shall be responsible for the cost of all of the Tenant Improvements (including the items in the “landlord” column on Exhibit C attached to this Lease) up to and not to exceed the Tenant Improvement Allowance, and Tenant shall be responsible for the cost of any Tenant Improvements (including the items in the “tenant” column on Exhibit C) exceeding the Tenant Improvement Allowance. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as defined below).

2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to Landlord’s standard disbursement process), only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1 Payment of (i) the fees of the Architect and the Engineers (as such terms are defined below), and (ii) the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (as defined below);

2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage;

2.2.4 The cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied

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basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by Code or any other Requirements;

2.2.6 Sales and use taxes;

2.2.7 The Landlord Supervision Fee (as defined below); and

2.2.8 all other costs to be expended by Landlord in connection with the design and construction of the Tenant Improvements.

2.3 Specifications for Building Standard Components. The specifications for the components of the Tenant Improvements shall be substantially consistent with the FM Global Design Standard (the “Specifications”).

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Landlord shall retain an architect/space planner (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Landlord shall retain Landlord’s engineering consultants (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” Notwithstanding that any Construction Drawings are reviewed by Landlord or prepared by its Architect, Engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s Architect, Engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in Article 10 of the Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. Within five (5) business days of the full execution and delivery of the Lease by Landlord and Tenant, Tenant shall meet with Landlord’s Architect and provide Landlord’s Architect with information regarding the preliminary layout and designation of all proposed offices, rooms and other partitioning, and their intended use and equipment to be contained therein (the “Information”); provided, however, that Information to be provided by Tenant (including any equipment to be located in the Premises) shall, in Landlord’s reasonable discretion, be substantially consistent with a normal lab use of the Premises. Landlord shall cause Architect to, based on such Information (subject to changes reasonably required by Landlord), prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and to deliver the Final Space Plan to Tenant for Tenant’s approval. Tenant shall approve or reasonably disapprove the Final Space Plan or any revisions thereto within five (5) business days after Landlord delivers the Final Space Plan or such revisions to Tenant; provided, however, that Tenant may only disapprove the Final Space Plan to the extent the same is not (subject to changes reasonably required by Landlord) in substantial conformance with the Information provided by Tenant to Architect (“Space Plan Design Problem”). Tenant’s failure to disapprove the Final Space Plan for any Space Plan Design Problem or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant’s disapproval pertaining to any Space Plan Design Problem) within said five (5) business day period shall be deemed to constitute Tenant’s approval of the Final Space Plan or such revisions.

3.3 Final Working Drawings. Based on the Final Space Plan, Landlord shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively,

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the “Final Working Drawings”) and shall submit the same to Tenant for Tenant’s approval. The Final Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the Tenant Improvements depicted thereon, the actual specifications and finish work shall be in accordance with the Specifications. Tenant shall approve or reasonably disapprove the Final Working Drawings or any revisions thereto within five (5) business days after Landlord delivers the Final Working Drawings or any revisions thereto to Tenant; provided, however, that Tenant may only disapprove the Final Working Drawings to the extent the same are not (subject to changes reasonably required by Landlord) in substantial conformance with the Final Space Plan (“Working Drawing Design Problem”). Tenant’s failure to reasonably disapprove the Final Working Drawings or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant’s disapproval pertaining to any Working Drawing Design Problem) within said five (5) business day period shall be deemed to constitute Tenant’s approval of the Final Working Drawings or such revisions.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved or deemed approved by Tenant (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Landlord shall cause the Architect to submit the Approved Working Drawing to the applicable local governmental agency for all applicable building permits necessary to allow the Contractor (as defined below), to commence and fully complete the construction of the Tenant Improvements (the “Permits”). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned, or delayed.

3.5 Time Deadlines. Tenant shall use its commercially reasonable efforts to cooperate with Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, and with the Contractor, for approval of the Cost Proposal (as defined below) as soon as possible after the execution of the Lease and, in this regard, to the extent Landlord considers such meeting(s) to be reasonably necessary, Tenant shall meet with Landlord on a weekly basis to discuss Tenant’s progress in connection with the same.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Contractor. A contractor, under the supervision of and selected by Landlord, shall construct the Tenant Improvements (the “Contractor).”

4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements (the “Cost Proposal”). Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days after Tenant’s receipt thereof. The date by which Tenant must approve and deliver the Cost Proposal shall be known hereafter as the “Cost Proposal Delivery Date.”

4.3 Construction of Tenant Improvements by Landlord’s Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. If, after the Cost Proposal Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be added to the Cost Proposal and shall be paid by Tenant to Landlord within five (5) business days after Landlord’s request therefor to the extent such additional costs increase any existing Over-

EXHIBIT B -3-	LEVIT GREEN Plus Therapeutics, Inc.

Allowance Amount or result in an Over-Allowance Amount. Following completion of the Tenant Improvements, Landlord shall deliver to Tenant a final cost statement which shall indicate the final costs of the Tenant Improvement Allowance Items, and if such cost statement indicates that Tenant has underpaid or overpaid the Over-Allowance Amount, then within ten (10) business days after Tenant’s receipt of such statement, Tenant shall deliver to Landlord the amount of such underpayment or Landlord shall return to Tenant the amount of such overpayment, as the case may be.

4.3.2 Landlord Supervision. After Landlord selects the Contractor, Landlord shall independently retain the Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and Landlord shall supervise the construction by the Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to the product of (i) four percent (4%) and (ii) an amount equal to the Tenant Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter).

4.3.3 Contractor’s Warranties and Guarantees. Landlord hereby assigns to Tenant all warranties and guarantees by Contractor relating to the Tenant Improvements, which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

SECTION 5

SUBSTANTIAL COMPLETION; LEASE COMMENCEMENT DATE

5.1 Substantial Completion. For purposes of the Lease, including for purposes of determining the Lease Commencement Date (as set forth in Section 7.2 of the Summary), the Premises shall be “Ready for Occupancy” upon Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punchlist items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

5.2 Tenant Delays. If there shall be a delay or there are delays in the Substantial Completion of the Premises (as a direct, indirect, partial, or total result of any of the following (collectively, “Tenant Delays”):

5.2.1 Tenant’s failure to timely approve any matter requiring Tenant’s approval, including a Partial Cost Proposal or the Cost Proposal and/or Tenant’s failure to timely perform any other obligation or act required of Tenant hereunder;

5.2.2 a breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.3 Tenant’s request for changes in the Construction Drawings;

5.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a reasonable time (based upon the anticipated date of the Lease Commencement Date) or which are different from, or not included in, the Specifications;

5.2.5 changes to the Base, Shell and Core required by the Approved Working Drawings;

5.2.6 any changes in the Construction Drawings and/or the Tenant Improvements required by any Requirements if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s) (as determined by Landlord); or

5.2.7 any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date (as set forth in Section 7.2 of the Summary) shall be

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deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not interfere with, or delay, Contractor’s work in the Project, the Building and the Premises, at Landlord’s reasonable discretion, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing equipment and/or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s Contractor, agents or representatives in performing work in the Project, the Building and the Premises, or interfere with the general operation of the Building and/or the Project. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Lease Commencement Date). Such requirements shall include, without limitation, that Tenant and any other parties allowed access to the Premises shall provide Landlord with evidence of insurance as required by Landlord. Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Lease Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. If the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect.

6.2 Tenant’s Representative. Tenant has designated [***] as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.3 Landlord’s Representative. Landlord has designated [***] as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant as described in Section 19.1 of the Lease or any default by Tenant under this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as a Tenant Delay as set forth in Section 5.2

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above), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord).

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EXHIBIT C

LANDLORD/TENANT

RESPONSIBILITY MATRIX

(See attached)

EXHIBIT C -1-	LEVIT GREEN Plus Therapeutics, Inc.

LANDLORD/TENANT RESPONSIBILITY MATRIX

	Tenant	Landlord	Notes

Building Core & Shell with LEED and WELL certification		X

All Tenant Improvement Related Permits & Fees	X

Lab waste points of connection to sanitary sewer.		X	Lab waste as permitted by Code

Lab waste and vent pipe risers		X

Lab waste, vent pipe distribution, and acid neutralization systems serving tenant premises	X

Lab air compressor	X

Lab vacuum pipe distribution in Tenant Premises for specific points of use.	X

DI water pipe distribution in Tenant Premises for specific points of use.	X

Dedicated space on site for a hazardous material storage.	X		Must meet HazMat Code for construction/separation

Exterior hazardous material storage shed(s), relevant signage (i.e. NFPA) and Hazardous Material Business Plan (HMBP) submission to AHJ	X		Must meet HazMat Code for construction/separation

CenterPoint primary electrical service to U/G pull section and meter main.		X

Loading area at grade		X	Loading dock by Landlord

Trash Enclosure of Office Waste		X

Trash Enclosure of Lab Waste	X		As permitted by local code

Service Yard concrete pad		X	We have an exterior loading dock with a service yard attached.

Main Electrical Room and MPOE rooms		X

(4) passenger elevators (3,500 lb capacity), (1) vivarium elevator (3,500 lb capacity), and (1) freight elevator (5,000 lb capacity)		X

Storage systems/shelving in tenant areas	X

Tenant Furniture, Fixtures, and Equipment (FF&E)	X

Tenant Appliances	X

Control area fire ratings at underside of elevated decks. No fireproofing required at roof.		X

Complete fire protection system in the parking garage		X

Specialized extinguishing systems	X

Conversion of domestic to industrial water with backflow	X

Domestic water main riser & floor isolation valves		X

Natural gas service, pressure regulator and meter for building service		X

Natural gas service to Base Building Boilers		X

Natural gas pipe distribution to tenant program areas	X

Electric room ventilation system for main electrical room		X

Electric room ventilation system for electrical closets within Tenant Premises.	X

Uninterruptable Power System (UPS)	X

House panel serving landlord site, shell, landlord MEP equipment, and core power and lighting		X

Three (3) paralleled 1,750kW generators with N+1 redundancy.		X

Shell and core area life safety emergency lighting/signage		X

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Tenant area life safety emergency lighting/signage	X

Card access into or within tenant Premises on separate Tenant installed and managed system separate Tenant installed and managed system	X

Video camera coverage of Tenant Premises on separate Tenant installed and managed system	X

Manned security station in lobby		X

Structural enhancements to Base Building for specific Tenant load requirements	X

	Tenant	Landlord	Notes

Concrete containment curbs at mechanical spaces and shafts if needed in tenant premises	X

Containment curbs in Tenant premises to support Tenant program	X

Upgrade vibration reinforcing to support Tenant program	X

Structural framing dunnage above roof for Base Building and Tenant equipment	X		Landlord has designated space that can be provided per lease terms

Framed openings for Base Building utility risers and future Tenant risers		X	Future Tenant riser as shown on drawings

Additional framed openings for Tenant	X

Miscellaneous metals and/or concrete pads for Base Building equipment		X	As shown on drawings and provided by Landlord.

Miscellaneous metals and/or concrete pads for Tenant equipment	X

Penthouse enclosure for Base Building rooftop equipment		X	Metal panel wall system containing continuous insulation at the exterior, air barrier on sheathing, and friction fit batt insulation between metal studs.

Penthouse enclosure for Tenant rooftop equipment		X	There are limited designated areas within penthouse enclosure

Roofing alterations due to Tenant-requested changes within Building penthouse	X

Walkway pads to Base Building equipment		X	At exterior locations, walkway pads are provided to serviceable base building equipment located on the roof

Walkway pads to Tenant equipment	X

Roofing penetrations for Tenant equipment/systems	X

Fitout of Core walls facing Tenant Premises	X

Final paint finish on walls in stairways and Base Building utility rooms		X	All walls within the base building are painted.

Railings in stairways		X	All stair well walls and railings within the base building are painted.

Code required interior signage for Base Building spaces		X

IDF Room and pathway	X		Telecom closets with pathways to MPOP are located on each floor by Landlord. Tenant is responsible for running from base building telecom closets to tenant IDF.

Demarcation room		X	MPOP is located on level 1.

Space for Tenant specific equipment in Core Electrical Closets		X

Electrical closets in core for Base Building equipment		X

Custodial closets in core		X	Janitor closets are located at each east side service elevator vestibule

EXHIBIT C -3-	LEVIT GREEN Plus Therapeutics, Inc.

Bicycle storage & associated shower		X	Bicycle storage room in garage with showers in fitness center.

Core area toilet rooms		X	All restrooms are fit out with a combination of tile, wall covering, and paint.

Operational personnel serving loading dock		X	Loading dock will be monitored by on-site security 24/7. Need for dedicated loading dock personnel will be determined based on number of incoming deliveries and outgoing shipments once operational.

Doors, frames, and hardware at common areas		X

Fire extinguisher cabinets within Base Building areas		X

Fire extinguisher cabinets within Tenant Premises	X

Window Treatment in Common Areas		X	Roller shades at 5’-6” increments along perimeter of curtainwall.

Drywall and finishes at inside face of exterior walls		X

Finishes at inside face at Tenant side of Core partitions	X

Additional toilet rooms within Tenant Premises	X

HVAC and Plumbing Rooms within Tenant Premises	X		HVAC riser shafts and Plumbing Taps provided by Landlord at each floor

	Tenant	Landlord	Notes

Electrical closets within Tenant Premises	X

Additional tel/data rooms for interconnection with Tenant tel/data	X

Tenant break/kitchen areas	X

Modifications to core areas to accommodate Tenant requirements	X

Moisture mitigation measures at slabs in Tenant Premises	X		Typical floors are elevated decks.

Partitions, ceilings, flooring, painting, finishes, DFH, millwork, casework, and buildout within Tenant Premises	X

Fixed or mobile laboratory casework	X

Laboratory equipment (BSC, autoclaves, glasswashers, bioreactors)	X

Chemical fume hoods, bench fume hoods, etc.	X

Shaft enclosures for Base Building risers		X

Shaft enclosures for Tenant risers within allocated space in the main Base Building shafts	X		A future tenant riser as shown on drawings is provided by Landlord.

Stipulations for use of Base Building shafts for Tenant use			Prorata use of additional space but additional capacity may be available on a case by case basis.

Shaft enclosures for Tenant risers outside of the allocated Tenant shaft locations	X

Interior signage for Tenant Premises	X

Sound attenuation upgrades (interior and exterior) for Tenant program	X

Tenant mechanical space	X

Window treatment in Tenant Areas		X	Roller shades provided at exterior curtainwall only.

Fire service entrance, fire pump, FDC, alarm valve, and backflow protection		X

Base Building area distribution piping and upturned sprinkler heads		X

Stair distribution and sprinkler heads		X	At base building stairs.

Primary distribution and sprinkler heads adequate to support ordinary hazard (with upturned heads)		X

EXHIBIT C -4-	LEVIT GREEN Plus Therapeutics, Inc.

Run outs, drop heads, and related equipment within Tenant Premises	X

Modification of sprinkler piping and head locations to accommodate Tenant layout and hazard index	X

Specialized extinguishing systems	X

Preaction dry-pipe systems within Tenant Premises	X

Standpipes, distribution and hose connections within stairs and building core		X

Additional hose connections within Tenant Premises, including distribution piping	X

Base Building fire alarm system with devices within Base Building areas		X

Fire alarm sub panels and devices for Tenant Premises	X

Alteration to Base Building fire alarm system and programming to facilitate Tenant program	X

Domestic water service with backflow prevention and Base Building risers		X

Domestic water distribution within Tenant Premises including reduced pressure backflow preventer	X

Non-potable water risers for Tenant use including water booster system and reduced pressure backflow preventer	X		Non-potable water is not part of base building utility. Tenant can connect to potable water riser and provide a reduced pressure backflow preventer to any non-potable needs.

Non-potable water distribution within Tenant Premises	X

Non-potable hot water generation for Tenant use	X

Tepid water generator and risers including open ended drain for Tenant Use	X

Tenant metering and sub-metering at Tenant connection	X

	Tenant	Landlord	Notes

Storm drainage system, including roof		X

Sanitary waste and vent service for Base Building areas		X

Sanitary waste and vent service within Tenant Premises	X		Taps provided by base building as indicated on drawings.

Base Building restroom fitout, finishes, and fixtures compliant with accessibility requirements		X

Hot water generation for Base Building restrooms		X

Tenant Premises restroom plumbing fixtures (in addition to those provided by the Base Building	X

Central vacuum system, risers and pipe distribution	X

Central air compressor, risers and pipe distribution	X

RO/DI water generator, risers, pipe distribution and reject routing to the point of connection	X

Tenant point of connection for RO reject water	X

Manifolds, piping, cylinders and other Tenant-specific requirements	X

Process steam generation for Tenant use (autoclaves, etc.)	X

Vertical supply air duct distribution with horizontal take-off through a smoke/fire damper and air flow measuring station at each connection to each floor		X	Air flow measuring stations at each floor connection are to be provided by Tenant, Landlord will provide everything else

EXHIBIT C -5-	LEVIT GREEN Plus Therapeutics, Inc.

Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Base Building areas		X

Supply air duct distribution, including ring duct, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. for Tenant Premises.	X

Reheat coils within Base Building areas		X

Reheat coils within Tenant Premises	X

Fan coil units within Base Building areas		X

MDF & IDF cooling system for Base Building spaces		X

Cooling system for Base Building utility vault and main electric rooms		X

Electric room cooling system for Base Building electrical closets		X

Electric room cooling system for electrical closets within Tenant Premises	X

Additional cooling equipment for Tenant requirements	X

Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Base Building		X

Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.	X

Exhaust re-entrainment study to account for Base Building		X

Exhaust re-entrainment study to account for Tenant proposed exhaust sources	X

Roof mounted laboratory exhaust air handlers and fans with energy recovery coils		X

Tenant exhaust for non-combined hoods (radio-isotope, perchloric acid, etc.), ductwork and fans. Identify any limitations.	X		Riser pathway is provided for future tenant dedicated exhaust systems for locations per floor.

Base Building design modifications to accommodate exhaust re entrainment study recommendations for placement of Tenant exhaust sources	X

Restroom exhaust for Base Building bathrooms		X

Restroom exhaust for new bathrooms within Tenant Premises	X

Stair pressurization systems for Base Building egress stairwells (if required by code)		X	Not required by Code. The building is not a high-rise.

Additional boilers to accommodate Tenant program	X		Base building boiler plant is six (6) 5,000 MBH input condensing boilers

Building Management System (BMS) for Base Building		X

BMS within Tenant Premises monitoring Tenant infrastructure	X		Tenant to tie to base building BMS. BMS to be expanded for tenant needs.

	Tenant	Landlord	Notes

Hot water pipe risers for Tenant requirements based on program area		X

Hot water pipe distribution within Tenant Premises	X

Condenser water pipe distribution within Tenant Premises		X	Condenser water is dedicated for the chilled water plant. See notes below for tenant chilled water usage.

Condenser water pipe risers for Tenant requirements based on program area	X

Chilled water pipe distribution within Core and Common Areas		X

Chilled water pipe distribution within Tenant Premises	X

EXHIBIT C -6-	LEVIT GREEN Plus Therapeutics, Inc.

Chilled water pipe risers for Tenant requirements based on program area		X	Chilled water risers and taps are provided for tenant supplemental cooling needs. Tenant chilled water is allocated at 40 tons per floor.

Central gas fired boiler plant for Base Building equipment		X

Central water-cooled chilled water plant with partial load ground-source heat pump chiller plant and performance optimization control for Base Building equipment		X	Building is provided with a water-cooled chilled water plant as outlined above. The building is not served with a partial load ground source heat pump chiller plant

Sound attenuation for Base Building infrastructure		X

Sound attenuation for Tenant equipment	X

Electrical utility service to switchgear in main electrical room		X

Normal power distribution within Tenant Premises (Tenant panels, transformers, etc. in addition to Base Building house panels for Base Building area)	X

Lighting and power distribution for Base Building areas		X

Lighting and power distribution for Tenant Premises	X

Alternate source connection for backup of house emergency (life safety) generator by portable temporary generator.		X	Not provided since the project has three (3) paralleled 1,750kW generators with N+1 redundancy.

Automatic transfer switch for Tenant standby load per floor if tenant has their own, separate, backup emergency generato	X

Standby power distribution within Tenant Premises		X	A separate standby power system has not been provided since all of Tenant’s normal power distribution will be backed up by paralleled generators in the event of a total loss of utility power.

Diesel generation for Base Building life safety and code-required emergency power systems ; junction boxes will contain capped life safety circuits for future tenant life safety lighting (extension to Tenant Premises by Tenant)		X

Future standby generator for Tenant use (in addition to allocated W/sf of program area provided by the Base Building)	X		Provided by tenant with location to be agreed upon by Landlord.

Sound attenuation for Base Building standby generator		X

Sound attenuation for future Tenant standby generator	X

Service agreement for carriers with fiber optic capability serving the property	X

Underground local exchange carrier service pathways to a main point of entry (MPOE) room for the building		X

Pathway from service provider demarcation point to Tenant Telecommunications rooms		X	Landlord has pathway to telecom closets on floors from MPOP. Tenant will be responsible to extend to their space and tenant telecom/IDF closets.

Fiber optic service for Tenant use	X		AT&T has plans to run fiber into building and run into MPOP and up through building telecom closets

Facility network required fiber optic cabling from Base Building Main Distribution Room (MDF) to shared/floor Tel/Data rooms		X	AT&T has plans to run fiber into building and run into MPOP and up through building telecom closets

Main and intermediate distribution frames and/or Telecommunications rooms for all Tenant network cabling and equipment	X

	Tenant	Landlord	Notes

EXHIBIT C -7-	LEVIT GREEN Plus Therapeutics, Inc.

Tel/Data cabling from demarcation room and/ or intermediate distribution frame rooms to Tenant tel/data room	X		Landlord has pathway to telecom closets on floors from MPOP. Tenant will be responsible to extend to their space and tenant telecom/IDF closets.

Tel/data infrastructure for facilities network throughout the Building including, but not limited to, servers, computers, phone systems, switches, routers, gateways, firewalls, remote access, etc.	X

Tel/data rooms on each floor providing a pathway for service provider equipment		X	And controlled by 3rd party wire management company

Provisioning of circuits and service from service providers	X

Distributed Antenna System (DAS) for enhanced cellular coverage	X

Audio visual systems and support within Building common spaces, elevator lobbies and main lobby		X

Data cabling to support room schedules and other similar network devices located in Common Area spaces		X

Network cabling from shared tel/data room to all facility network locations, within the Premises and exterior to the Premises if needed	X

Means of access control at site entrance and/or parking structure		X

Means of access control at building entrance		X

Means of access control at passenger elevators, service elevators, and stairs		X	Backbox and conduit in stairwells for tenant cardreaders.

Means of access control at core, common areas, amenities		X

Additional, tenant required, lobby security beyond the base building security such as installation of turnstiles, an additional security station, additional visitor management, etc	X

Video camera surveillance coverage on site and/or parking structure		X

Video camera surveillance coverage at building entrance		X

Video camera surveillance coverage at passenger elevators, service elevators, and stairs		X

Video camera surveilance coverage at core, common areas, amenities		X

EXHIBIT C -8-	LEVIT GREEN Plus Therapeutics, Inc.

EXHIBIT D

CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE

This CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE (“Confirmation/Amendment”) is made and entered into effective as of _________________, 20__, by and between LG 1 PROPERTY OWNER LP, a Delaware limited partnership (“Landlord”) and _______________, a ____________ (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated as of _____________________ (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at ________________, ____________, ______.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of ____________________ for a term of _________________________ ending on _______________________ (unless sooner terminated as provided in the Lease). Tenant shall commence to pay rent on _______________, 20__ (“Rent Commencement Date”).

2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Signature page follows]

EXHIBIT D -1-	LEVIT GREEN Plus Therapeutics, Inc.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”:

LG 1 PROPERTY OWNER LP,
a Delaware limited partnership

By:	LG 1 Property Owner GP LLC,
a Delaware limited liability company,
its general partner

	By:	HSRE-Hines LG 1 LP,
a Delaware limited partnership,
its sole member

		By:	HSRE-Hines LG 1 GP LLC,
a Delaware limited liability company,
its general partner

			By:	Hines LG GP 2 LLC,
a Delaware limited liability company,
its general partner

				By:	Hines Investment Management Holdings Limited Partnership,
a Delaware limited partnership,
its sole member

By:
[***]

“Tenant”:

___________________, a___________________

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT D -2-	LEVIT GREEN Plus Therapeutics, Inc.

EXHIBIT E

LEVIT GREEN BUILDING RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations and the Parking Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations and/or the Parking Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building and/or the Project.

1. Tenant shall not use or keep in or on the Premises of the Building any kerosene, gasoline or other inflammable or combustible fluid or material that is not disclosed on Tenant’s Hazardous Material List.

2. Except as permitted in the Lease (including Tenant’s right to use and keep Hazardous Substances in the vivarium and laboratory portions of the Premises in accordance with the Lease), Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, pr permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by any reason of noise, odors, or vibrations.

3. Tenant shall only transport hazardous materials using the building service elevators.

4. Tenant shall follow all federal, state, and city regulations regarding storage and transport of hazardous materials.

5. Tenant shall not transport any chemical, biological, or hazardous material throughout common corridors without secondary containment. The primary container must be enclosed in a leak proof secondary container with accurate labeling, including the hazard. Secondary container shall be large enough to contain the material in the case of breakage of the primary container.

6. If Tenant is transporting biological materials to or from their premises, all secondary containers shall be wiped down with the appropriate disinfectant prior to leaving their premises.

7. Tenant agrees that all gas cylinders shall be transported only on carts designed for this purpose. All cylinders shall be closed and securely fastened at all times.

8. Tenant shall not use or keep in or on the Premises of the Building any kerosene, gasoline or other inflammable or combustible fluid or material that is not disclosed on Tenant’s Hazardous Material List.

9. Tenant shall only transport any chemical, biological or hazardous waste using the service elevator. This shall be performed only by a licensed vendor, approved by Landlord. All transportation of such will be with secondary equipment, following the regulations of the Department of Transportation (DOT) and International Air Transport Association (IATA).

10. Tenant shall, prior to lease execution and updated no less than annually, provide to Landlord the Hazardous Material List with associated quantities. Tenant shall maintain an up-to-date binder of SDS sheets for any chemicals within the premises. Tenant shall also provide to Landlord no less than annually, Tenant’s Chemical Hygiene Plan, Biosafety Manual and Exposure Control Plans, Hazardous Materials Management Plans and SDS, and Emergency Action Plans. Tenant shall maintain all manifests of hazardous waste disposal.

11. No acids, vapors, or other material shall be discharged into the waste lines, vents or flues of the building. The water wash closets and other plumbing fixtures in or servicing the Premises shall not be used for any purpose other than that for which they were designed or constructed, and no sweeping shall be deposited therein.

12. Tenant shall cooperate to cause no animals (with the exception of service dogs) or birds to be allowed in the corridors, lobbies, elevators or elsewhere in the building (subject to Tenant’s express rights under this Lease with respect to transport of laboratory animals for Tenant’s vivarium).

EXHIBIT E -1-	LEVIT GREEN Plus Therapeutics, Inc.

13. Landlord requires all persons installing, operating, using, maintaining, repairing or servicing a laser or laser system to do so in accordance with the requirements set forth in the most recent published version of the publication published by ANSI entitled American National Standard for Safe Use of Lasers and known and referred to as “ANSI Z136.1”

14. Tenant is required to schedule use of the loading dock via Landlord’s property management software. Tenant’s contractors and vendors must be in compliance with Landlord’s Contractor Rules and Regulations prior to scheduling loading dock use.

15. Subject to the terms of the Lease, Landlord reserves the right to reasonably inspect all items to be brought into the Building and to exclude from the Building all items which violate any provision of the Lease or these rules and regulations, or which may, in the reasonable judgment of the Landlord, constitute a hazard or danger to the building, its equipment or occupants.

16. If the Premises becomes infested with vermin, Tenant, at its sole cost and expense, unless it is clearly determined that the same has been caused entirely of Landlord, shall cause its Premises to be exterminated by such exterminators.

17. Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security systems within and to the Premises. A reasonable number of keys to the locks on the entry doors of the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or earlier termination of the Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks in or for the Premises, all such locks and key systems must be consistent with the master lock and key system at the Building, all at Tenant’s sole cost and expense.

18. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, passages, entrances, vestibules, halls, stairways and other Common Areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises, and Tenant, its employees and agents shall not loiter in the entrances or corridors.

19. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant and its employees and agents shall ensure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen and/or damaged cards. Access to the Building and/or the Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

20. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants and/or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

EXHIBIT E -2-	LEVIT GREEN Plus Therapeutics, Inc.

21. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours’ prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from such activity described herein. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with such activity described herein, Tenant shall be solely liable for any resulting damage or loss.

22. Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

23. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Landlord shall have the right to remove any signs, advertisements, and notices not approved in writing by Landlord without notice to and at the expense of Tenant. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

24. The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instruction from Landlord.

25. Tenant shall not disturb (by use of any television, radio or musical instrument, making loud or disruptive noises, creating offensive odors or otherwise), solicit, or canvass any occupant of the Building and/or the Project and shall cooperate with Landlord or Landlord’s agents to prevent same.

26. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

27. Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

28. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

29. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as “move n cools”) or space heaters, without Landlord’s prior written consent, and any such approval will be for devices that meet federal, state and local code.

30. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building and/or about the Project, except for those substances as are typically found in similar premises

EXHIBIT E -3-	LEVIT GREEN Plus Therapeutics, Inc.

used for general office and/or laboratory purposes and are being used by Tenant in a safe manner and in accordance with all Requirements, rules and regulations. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

31. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building and/or the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

32. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except those assisting handicapped persons), birds, fish tanks, in-line roller skates, bicycles or other vehicles.

33. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Building and/or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

34. No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants. Whenever possible, Tenant shall utilize and purchase Energy Star products in their suites. Tenant understands the importance of energy conservation and sustainability to both the Landlord and the Project, and will assist in conserving energy in their suite with regards to practices and equipment.

35. Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

36. Landlord reserves the right to exclude or expel from the Building and/or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.

37. All contractors, contractor’s representatives and installation technicians performing work in the Building or at the Project shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

38. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises without prior written consent of Landlord, and without Landlord’s consent, no person or persons shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

39. Tenant shall only employ persons from a list of exclusive vendors selected by Landlord for the removal of hazardous waste materials from the Building and the Project.

40. Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose

EXHIBIT E -4-	LEVIT GREEN Plus Therapeutics, Inc.

cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.

41. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

42. Tenant shall store all its recyclables, trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

43. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

44. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the entry to the Premises is not manned by Tenant on a regular basis.

45. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

46. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project, except under specific arrangement with Landlord.

47. Food vendors shall be allowed in the Building upon receipt of a written request from Tenant delivered to Landlord. The food vendor shall service only the tenants that have a written request on file in the management office of the Project. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenant shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered in the management office of the Project and who have been approved by Landlord for provision of such services in the Premises.

48. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

49. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in

EXHIBIT E -5-	LEVIT GREEN Plus Therapeutics, Inc.

the Premises and/or the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

50. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume, and Tenant shall have no claim for damages against Landlord or any of its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees, or agents in connection therewith.

51. No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Project. No personal belongings may be left unattended in any Common Areas.

52. Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or Project or the desirability thereof. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

53. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

54. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

55. Tenant shall comply with all Building security procedures as Landlord may effectuate.

56. Tenant shall at all times cooperate with Landlord in preserving a first-class image for the Building.

57. All hand trucks shall be equipped with rubber tires, side guards and such other safeguards as Landlord may require.

58. No Tenant Party shall be permitted to have access to the base building mechanical, electrical or telephone rooms of the Building without permission from Landlord.

59. The water and wash closets, electrical closets, mechanical rooms, fire stairs and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant where a Tenant Party caused the same.

60. Tenant, before closing and leaving the Premises at any time, shall see that all lights, water faucets, etc. are turned off. All entrance doors in the Premises shall be kept locked by Tenant when the Premises are not in use.

61. Tenant is responsible for the delivery and pick up of all mail from the mail room located in the Building.

62. Landlord and Tenant shall mutually agree on those areas where lab coats are not allowed.

EXHIBIT E -6-	LEVIT GREEN Plus Therapeutics, Inc.

63. Lab operators carrying any lab related materials may only travel in the common freight elevator or in stairwells within the Premises. If such freight elevator is down, announcements will be sent from Landlord’s property manager designating use of another elevator. At no time should any lab materials travel in passenger elevators.

64. Any dry ice brought into the Building must be delivered through the common freight elevator only.

65. All nitrogen tanks must travel in the common freight elevator and should never be left unsupervised outside of the Premises.

66. In accordance with the City of Houston Ordinances, all portions of the Building are designated as No Smoking Areas including the exterior area on the Project within twenty-five (25) feet of the Building and including the Building’s primary points of ingress/egress.

67. The carrying of firearms of any kind in the Project including in any leased premises, the Building in which such premises are situated, any related parking garage or any sidewalks, drives or other common areas in the Project, is prohibited except in the case of unconcealed firearms carried by licensed security personnel hired or contracted for by tenants for security of their premises as permitted by such tenants’ leases or otherwise consented to by Landlord in writing.

PARKING RULES AND REGULATIONS

1. Landlord reserves the right to establish and reasonably change the hours for the Parking Facility, on a non-discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord (and/or the Parking Operator, as the case may be). Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Project. The Parking Facility may not be used by Tenant or its agents for overnight parking of vehicles. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord (or the Parking Operator as the case may be) with prior notice thereof designating the license plate number and model of such automobile.

2. Tenant (including Tenant’s employees and agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord and/or the Parking Operator from time to time with respect to the Parking Facility.

3. Vehicles must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

4. All directional signs and arrows must be observed.

5. The speed limit shall be 5 miles per hour.

6. Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

7. Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)	areas not striped for parking;

(b)	aisles;

(c)	where “no parking” signs are posted;

(d)	ramps; and

(e)	loading zones.

8. Parking stickers, key cards and any other devices or forms of identification or entry supplied by Landlord or the Parking Operator shall remain the property of Landlord (or the Parking Operator as the case may be).

EXHIBIT E -7-	LEVIT GREEN Plus Therapeutics, Inc.

Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

9. Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

10. Every parker is required to park and lock his/her own car.

11. Loss or theft of parking passes, identification, key cards or other such devices must be reported to Landlord (and/or to the Parking Operator as the case may be) immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to Landlord (and to the Parking Operator, as the case may be) immediately.

12. Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited.

13. Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Parking Rules and Regulations.

14. Neither Landlord nor the Parking Operator (as the case may be), from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facility, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facility and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or Parking Operator for the Parking Facility; (ii) Tenant uses the Parking Facility at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord, any Parking Operator and their respective agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Facility by Tenant and its employees and agents, whether brought by any of such persons or any other person.

15. Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (i) for any purpose other than parking as provided above, (ii) in any way or manner reasonably objectionable to Landlord, or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an Event of Default under the Lease.

16. Tenant’s right to use the Parking Facility will be in common with other tenants of the Building and with other parties permitted by Landlord to use the Parking Facility. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant’s rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant’s designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

17. If the Parking Facility is damaged or destroyed, or if the use of the Parking Facility is limited or prohibited by any governmental authority, or the use or operation of the Parking Facility is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s reasonable control, Tenant’s inability to use the parking spaces will not subject Landlord (and/or the Parking Operator, as the case may be) to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facility, or any equipment, fixtures, or signs used in connection with the Parking Facility and any adjoining buildings or structures caused by Tenant or any of its employees and agents.

EXHIBIT E -8-	LEVIT GREEN Plus Therapeutics, Inc.

18. Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

Tenant shall be responsible for the observance of all of the Rules and Regulations and Parking Rules and Regulations in this Exhibit E by Tenant’s employees, agents, clients, customers, invitees and guests. Landlord may waive any one or more of the Rules and Regulations and/or Parking Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations and/or Parking Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations and/or Parking Rules and Regulations against any or all tenants of the Building and/or the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations and/or the Parking Rules and Regulations, or to make such other and further reasonable Rules and Regulations and/or Parking Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and Parking Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. In the event of any conflict between this Lease and the Rules and Regulations or Parking Rules and Regulations, this Lease shall control. Landlord shall not enforce any rules and regulations in a discriminatory manner.

COMMON AREA AMENITIES

19. Tenant understands that Landlord may provide certain common area amenities for Tenant’s non-exclusive use. Such amenities are for the use of tenants during regular business hours and shall be reserved through the management office in advance. Tenant and Tenant’s agents, employees and invitees shall adhere to all rules Landlord sets forth in respect to use of the amenities, which may change from time to time.

20. Tenant understands and agrees that: (i) Tenant uses the amenities at its own risk; and (ii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord and its agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the amenities by Tenant and its agents, employees and invitees, whether brought by any of such persons or any other person.

21. All amenities offered shall remain at the locations designated by Landlord all times. Tenant must use the equipment only in the manner intended. Landlord reserves the right to limit Tenant’s use of any equipment or amenities to ensure the equitable use of the equipment and amenities by all tenants. Tenant shall not move or modify the equipment in any manner whatsoever. If Tenant has reason to believe that any equipment is malfunctioning, Tenant shall notify Landlord immediately.

22. Tenant shall be responsible for the cost or repairs or replacements of any amenities that are not returned to management after use or are damaged during the use of any such amenity by Tenant or Tenant’s agents, employees or invitees and Tenant shall reimburse Landlord for any such cost within thirty (30) days after receipt of an invoice therefor.

23. Tenant shall conduct themselves in a quiet and well-mannered fashion when on or about the amenities and not cause any disturbances or interfere with the use or enjoyment of the amenities by other tenants.

24. Tenant shall not bring any food or beverages into any amenity area.

25. No alcoholic beverages shall be permitted at the amenities at any time.

26. Neither Tenant nor its agents, employees or invitees shall smoke or permit smoking in the amenity areas at any time.

EXHIBIT E -9-	LEVIT GREEN Plus Therapeutics, Inc.

EXHIBIT F

HAZARDOUS MATERIALS LIST

Tenant:

Floor:

Chemical Name	780 CMR Classification (list all applicable)	Quantity

Total quantity for Tenant:

Floor:

780 CMR Classification	Total Quantity (converted to units in main report)	MAQ (value from main report)
Class IA
Combined Class IA, IB, IC
Class II
Class IIIA
Class IIIB
Flammable Gas
Cryogenic Flammable
Cryogenic Oxidizing
Oxidizer Class 4
Oxidizer Class 3
Oxidizer Class 2
Oxidizer Class 1
Oxidizing Gas
Pyrophoric
Water Reactive Class 3
Water Reactive Class 2
Water Reactive Class 1
Corrosive
Highly Toxic
Toxic

EXHIBIT F -10-	LEVIT GREEN Plus Therapeutics, Inc.

EXHIBIT G

FORM OF ENVIRONMENTAL QUESTIONNAIRE

Property Address:

Instructions: The following questionnaire is to be completed by the Tenant representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2-1.	Are any of the following materials handled on the Property? Yes No

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

Explosives	Fuels	Oils
Solvents	Oxidizers	Organics/Inorganics
Acids	Bases	Pesticides
Gases	PCBs	Radioactive Materials
Other (please specify)

2-2.

If any of the groups of materials checked in Section 2-1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

EXHIBIT G -1-	LEVIT GREEN Plus Therapeutics, Inc.

2-3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?            Yes No

If yes, continue with the next question. If not, skip this section and go to Section 4.0.

3-1.	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

Hazardous wastes     Industrial

Wastewater Waste oils    PCBs

Air emissions      Sludges

Regulated Wastes     Other (please specify)

3-2.	List and quantify the materials identified in Question 3-1 of this section.

Waste Generated	RCRA Listed Waste?	Source	Approximate Monthly Quantity	Waste Characterization	Disposition

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes No

3-5.	If so, please describe.

EXHIBIT G -2-	LEVIT GREEN Plus Therapeutics, Inc.

4.0	USTS/ASTS

4-1.

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? Yes      No

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures.

Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection /Spill Prevention Measures*

*	Note: The following are examples of leak detection / spill prevention measures:

Integrity testing   Inventory reconciliation   Leak detection system   Overfill Spill Protection

Secondary containment   Cathodic protection

4-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes No

If so, please attach a copy of the required permits.

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property? Yes No

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

Yes  No

EXHIBIT G -3-	LEVIT GREEN Plus Therapeutics, Inc.

For new tenants, are installations of this type required for the planned operations?

Yes No

If yes to either question, please describe.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6-1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes No

If so, please attach a copy of this permit.

6-2.	Has a Hazardous Materials Business Plan been developed for the site? Yes No

If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

EXHIBIT G -4-	LEVIT GREEN Plus Therapeutics, Inc.

EXHIBIT H

FF&E LIST

[To be attached]

EXHIBIT H -1-	LEVIT GREEN Plus Therapeutics, Inc.

EXHIBIT I

FITNESS CENTER

RELEASE FROM LIABILITY AND ASSUMPTION OF ALL RISK

I certify that I am an employee of a tenant, subtenant or property owner representative (“Authorized Parties”) at the Levit Green project (the “Project”) and will only use the fitness center located in the project (the “Fitness Center”) while I am employed by an Authorized Party in the Project. Furthermore, I will not bring another person in the Fitness Center or grant access to another person for use of the Fitness Center.

I hereby represent that I am in good health and have had professional instructions in fitness center use and with respect to the specific facilities and equipment of this Fitness Center. I agree to inspect all such facilities and equipment for any defective condition prior to using same and to promptly report such defective condition to a Fitness Center representative. I have been advised to seek the advice of a medical professional as to the physical activity, exercise and use of exercise and training equipment so that I might have recommendations as to these fitness activities and equipment use.

I hereby waive, release and discharge any and all claims for damages for death, personal injury or property damage which may have, or which may hereafter occur to me, as a result of my use of the Fitness Center. This release is intended to discharge in advance the owners and managers of the Project and the Fitness Center (and their respective officers, members, partners, shareholders, agents, assigns and employees), from and against any and all liability which may arise out of active or passive negligence or carelessness on the part of the persons or entities mentioned above.

I further understand that serious accidents occasionally occur during Fitness Center use and that participants in Fitness Center use occasionally sustain mortal or serious personal injuries, and/or property damage, as a consequence thereof knowing the risks of Fitness Center use, nevertheless, I hereby agree to assume all of those risks and hereby waive all claims against and release the person or entities mentioned above who (through negligence or carelessness or for any reasons whatsoever, whether foreseeable or not) might otherwise be liable to me (or my heirs or assigns) for damages. I further agree to defend, indemnify and hold such persons and entities harmless from any and all such actions, causes of action, and claims.

I understand and agree that this release applies to personal injury, property damage, or wrongful death which I may suffer, even if caused by the negligent acts or omissions of such persons or entities or others.

I understand that this release will be binding on me, my spouse, my heirs, my personal representatives, my assigns, my children and my guardian ad litem for such children. I understand that this release is intended to be as broad and inclusive as permitted by the laws of California.

I acknowledge that I have read this release, understand the words and language in it, and agreed to all of it.

AGREED AND ACCEPTED:

Name:	Company:
(Please Print)

Date:
(Signature)

Access Card #:

EXHIBIT I -1-	LEVIT GREEN Plus Therapeutics, Inc.

RULES AND REGULATIONS

1.	No pets are allowed in the Fitness Facility

2.	Smoking is prohibited in the Fitness Facility.

3.	Please consult a physician prior to commencing any strenuous physical activity.

4.	Must be 18 years of age and be currently employed by a company occupying space at the Levit Green Project.

5.	Doors to the facility are not to be propped open at any time.

6.	No alcoholic beverages or glassware are allowed in or around the Fitness Center at any time.

7.	Shirts and athletic or work out (rubber soled) shoes are required on the workout floor at all times.

8.	Gym bags and purses are prohibited on the workout floors.

9.	When fully occupied, cardio machine usage must be limited to 30 minutes.

10.	All equipment must be wiped down after each use.

11.	Return all weights and equipment to proper place after use.

12.	Do not prop or lean weights against wall. Do not drop weights on the floor.

13.	Please make sure that all pins and seats to equipment are secure before use.

14.	Please notify Property Management (___) _____-____ if you notice any broken/damaged equipment.

15.	Lockers are for day use only. You must bring your own lock to secure your items.

16

Locks and articles left behind will be removed nightly. Such articles and other contents removed from the lockers or locker area will be placed in the Lost and Found in the Property Management Office. If the items are not claimed from the Lost and Found within 30 days, they will be discarded.

17.	Do not leave valuables in the lockers. Property Management is not responsible for lost or stolen articles.

18.	Please clean up after yourself.

19.	No cloth towels are provided. Please bring your own towel.

Landlord reserves the right to add, change or delete any of the rules and regulations and to change membership fees and hours of operations at its discretion.

I agree to comply with the rules and regulations established above for the use of the Fitness Center, including subsequent modifications thereto.

By signing below, any infringement of the above rules and regulations will serve as grounds for cancellation of membership and will cause forfeiture of any membership fees.

I AGREE TO ACCEPT AND ABIDE BY THE RULES AND REGULATIONS OF THE FITNESS CENTER.

Name:	Company:
(Please Print)

Date:
(Signature)

Access Card #:

EXHIBIT I -2-	LEVIT GREEN Plus Therapeutics, Inc.

EXHIBIT J

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

Effective Date: [_______]

JPMORGAN CHASE BANK, N.A.

(Mortgagee)

- and -

[____________________________]

(Tenant)

- and –

LG 1 PROPERTY OWNER LP, a Delaware limited partnership

(Landlord)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Location:	[_____________]
County:	Harris

PREPARED BY AND UPON RECORDATION RETURN TO: [***]

EXHIBIT J -1-	LEVIT GREEN Plus Therapeutics, Inc.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the [__] day of [_______________], 20[__], by and among JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent for itself and various other lending institutions (defined below) (“Mortgagee”), [_______________________, a ______________________] (“Tenant”), and LG 1 PROPERTY OWNER LP, a Delaware limited partnership and its successors and assigns (“Landlord”).

RECITALS:

A. Landlord owns, leases or controls (or will be acquiring) the land (“Land”) described in Exhibit A attached hereto and the building and related improvements located thereon (the “Building”; the Land and Building are collectively referred to as the “Property”).

B. Under the terms of a certain lease (the “Lease”) dated [_____________], between Tenant and Landlord, or Landlord’s predecessor in title, Tenant has leased a portion of the Building, as more particularly described in the Lease (the “Demised Premises”).

C. Landlord has executed, or will be executing, a mortgage or deed of trust in favor of Mortgagee (the “Mortgage”) pursuant to which Landlord has encumbered or will encumber Landlord’s interest in the Land, Building and Lease to secure, among other things, the payment of certain indebtedness owing by Landlord to one or more lenders (the “Lenders”) as described therein and in all other documents evidencing, securing or guaranteeing such indebtedness (the “Loan Documents”).

D. The parties hereto desire to have the Lease be subordinate to the Mortgage and the lien thereof, to establish certain rights of non-disturbance for the benefit of Tenant under the Lease, and further to define the terms, covenants and conditions precedent for such rights.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the parties hereto mutually agree as follows:

1. Subordination. The Lease, as the same may hereafter be modified, amended or extended, and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage, including without limitation, all renewals, increases, modifications, consolidations, extensions and amendments thereof with the same force and effect as if the Mortgage and the other Loan Documents had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration of the term of the Lease, including any extensions and renewals of such term now provided thereunder, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable notice and cure periods, Mortgagee agrees on behalf of itself, its successors and assigns, including any purchaser at such foreclosure (each being referred to herein as an “Acquiring Party”), that Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession, quiet enjoyment or use of the Demised Premises, and the sale of the Property in any such action or proceeding and the exercise by Mortgagee of any of its other rights under the Mortgage shall be made subject to all rights of Tenant under the Lease

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(subject to the terms of this Agreement); provided, further, however, that Mortgagee and Tenant agree that the following provisions of the Lease (if any) shall not be binding on Mortgagee or Acquiring Party: any option to purchase or any right of first refusal to purchase with respect to the Property, and any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Mortgage.

3. Attornment. In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, Tenant shall, at the election of the Acquiring Party, either: (i) attorn to and recognize the Acquiring Party as the new landlord under the Lease, which Lease shall thereupon become a direct lease between Tenant and the Acquiring Party for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease (subject to the terms of this Agreement); or (ii) if any Landlord default under the Lease is not susceptible to cure and results in the termination of the Lease, or the Lease is terminated for any other reason, including, without limitation, as a result of rejection in a bankruptcy or similar proceeding, then upon receiving the written request of the Acquiring Party, Tenant shall enter into a new lease of the Demised Premises with the Acquiring Party (a “New Lease”), which New Lease shall be upon substantially the same terms, covenants and conditions as are set forth in the Lease (subject to the terms of this Agreement) for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised). In either such event described in the preceding clauses (i) or (ii) of this Section 3, Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease (or the New Lease, as applicable) for the benefit of the Acquiring Party. For all purposes of this Agreement, the word “Lease” shall be deemed to mean the Lease or any such New Lease, as applicable.

4. Limitation of Liability. Notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, the liability of Mortgagee, its successors and assigns, or Acquiring Party, as the case may be, shall be limited to its interest in the Property; provided, however, that Mortgagee or Acquiring Party, as the case may be, and their respective successors and assigns, shall in no event and to no extent:

(a) be liable to Tenant for any past act, omission or default on the part of any prior landlord (including Landlord) and Tenant shall have no right to assert the same or any damages arising therefrom as an offset, defense or deficiency against Mortgagee, Acquiring Party or the successors or assigns of either of them;

(b) be liable for or subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord);

(c) be liable for any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date thereof or any deposit, rental security or any other sums deposited with any prior landlord (including Landlord), except to the extent such monies are actually received by Mortgagee or Acquiring Party, as applicable;

(d) be bound by any amendment, modification or termination of the Lease or by any waiver or forbearance on the part of any prior landlord (including Landlord), in either case to the extent the same is made or given without the prior written consent of Mortgagee;

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(e) be bound by any warranty, representation or indemnity of any nature whatsoever made by any prior landlord (including Landlord) under the Lease including any warranties, representations or indemnities regarding any work required to be performed under the Lease, use, compliance with zoning, hazardous wastes or environmental laws, habitability, fitness for purpose, title or possession; or

(f) be liable to Tenant for construction or restoration, or delays in construction or restoration, of the Building or the Demised Premises, or for the obligations of any prior landlord (including Landlord) to reimburse Tenant for or indemnify Tenant against any costs, expenses or damages arising from such construction or any delay in Tenant’s occupancy of the Demised Premises; or

(g) [NTD: Please include any other appropriate items, such as payments to be made by Landlord to Tenant for TI work and other such concessions.]

5. Rent. Tenant hereby agrees to and with Mortgagee that, upon receipt from Mortgagee of a notice of any default by Landlord under the Mortgage, Tenant will pay to Mortgagee directly all rents, additional rents and other sums then or thereafter due under the Lease. In the event of the foregoing, Landlord hereby authorizes Tenant to pay to Mortgagee directly all rents, additional rents and other sums then or thereafter due under the Lease. In addition, Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, causes of actions, demands, liabilities and losses of any kind or nature, including but not limited, to attorney’s fees and expenses, sustained by Tenant as a result of any and all claims by third parties claiming through Landlord all or any portion of the rent, additional rents, and other sums due under the Lease which are paid by Tenant directly to Mortgagee in accordance with the terms and conditions hereof.

6. No Amendment. Landlord and Tenant each agree not to amend, modify or terminate the Lease in any manner without the prior written consent of Mortgagee.

7. Further Documents. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. Tenant agrees, however, to execute and deliver to Mortgagee or Acquiring Party, as the case may be, or such other person to whom Tenant herein agrees to attorn such other instruments as such party shall reasonably request in order to effectuate said provisions.

8. Notice and Cure. Tenant agrees that if there occurs a default by Landlord under the Lease:

(a) A copy of each notice given to Landlord pursuant to the Lease shall also be given simultaneously to Mortgagee, and no such notice shall be effective for any purpose under the Lease unless so given to Mortgagee; and

(b) If Landlord shall fail to cure any default within the time prescribed by the Lease, Tenant shall give further notice of such fact to Mortgagee. Mortgagee shall have the right (but not the obligation) to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied and shall be allowed such additional time as may be reasonably necessary to cure such default or institute and complete foreclosure proceedings (or otherwise acquire title to the Building), and so long as Mortgagee shall be proceeding diligently to cure the defaults that are reasonably susceptible of cure or proceeding diligently to foreclosure the Mortgage, no such default shall operate or permit Tenant to terminate the Lease.

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9. Notices. All notices, demands, approvals and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given upon receipt when personally served or sent by overnight delivery service or upon the third (3rd) business day after mailing if sent by U. S. registered or certified mail, postage prepaid, addressed as follows:

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[***]

or to such other address in the United States as such party may from time to time designate by written notice to the other parties.

10. Binding Effect. The terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Mortgagee [(for the benefit of the Lenders)], Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

11. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by all the parties hereto or their respective successors in interest.

12. Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

13. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

14. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

15. Authority. Each of the undersigned parties further represents and warrants to the other parties hereto that the person executing this Agreement on behalf of each such party hereto has been duly authorized to so execute this Agreement and to cause this Agreement to be binding upon such party and its successors and assigns.

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16. Tenant’s Personal Property. It is expressly agreed to between Mortgagee, Landlord and Tenant that in no event shall the Mortgage cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant’s moveable trade fixtures, business equipment, furniture, signs or other personal property at any time placed in, on or about the Property.

17. Subsequent Transfer. If any Acquiring Party, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any transfer of Landlord’s interest by such Acquiring Party, all obligations shall terminate as to such Acquiring Party.

18. Waiver of Jury Trial. LANDLORD, TENANT AND MORTGAGEE HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

19. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MORTGAGEE:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF )

COUNTY OF ) ss.

On the ____ day of __________, in the year 20[__], before me, the undersigned, a Notary Public, in and for said State, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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TENANT:

___________________, a _________________

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF )
COUNTY OF ) ss.

On the ____ day of __________, in the year 20[__], before me, the undersigned, a Notary Public, in and for said State, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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LANDLORD:

LG 1 Property Owner LP,
a Delaware limited partnership

By: LG 1 Property Owner GP LLC,
a Delaware limited liability company,
its general partner

By: HSRE-HINES LG 1 LP,
a Delaware limited partnership,
its sole member

By: HSRE-HINES LG 1 GP LLC,
a Delaware limited partnership

By: Hines LG 1 Partners LP,
its Managing Member

By: Hines LG GP 2 LLC,
its general partner

By: Hines Investment Management Holdings
Limited Partnership,
its sole member

By:
[***]
THE STATE OF TEXAS §
§
COUNTY OF HARRIS §

This instrument was acknowledged before me on ___________________, 20[___], by [***] as [***] of Hines Investment Management Holdings Limited Partnership, in its capacity as sole member of Hines LG GP 2 LLC, in its capacity as General Partner of Hines LG 1 Partners LP, in its capacity as Managing Member of HSRE-Hines LG 1 GP LLC, on behalf of HSRE-Hines LG 1 LP, in its capacity as Sole Member of LG 1 Property Owner GP LLC, in its capacity as General Partner on behalf of LG 1 Property Owner LP, a Delaware limited partnership, on behalf of said limited partnership.

Notary Public in and for the State of Texas

[SEAL]

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EXHIBIT A

Real Property

Parcel 1:

All that certain 3.7904 acres being out of Lots 1-4, Greensboro Addition according to the plat thereof filed in Volume 1163, Page 63 Harris County Deed Records and out of Unrestricted Reserve “A,” Block 1, Grocers Supply Addition Section Two according to the plat thereof filed in Film Code Number 420008 Harris County Map Records and out of the proposed plat of Levit Green Sec 2, D.W.C. Harris Survey, Abstract 325, Houston, Harris County, Texas and being more particularly described by metes and bounds as follows (Bearings shown are based on the Texas Coordinate System of 1983, South Central Zone 4204. Distances shown are surface and can be converted to grid by multiplying by a combined scale factor of 0.999886605);

Beginning at a found “X” cut in concrete marking the north end of a cut-back corner at the intersection of the south right-of-way line of Dixie Street (80’ wide) and the east right-of-way line of Grand Boulevard (80’ wide) and marking the most northerly northwest corner of said Unrestricted Reserve “A” and marking the most northerly northwest corner of the proposed plat of Levit Green Sec 2;

1. Thence S 72° 04’ 43” E – 415.63’ with the south right-of-way line of said Dixie Street and the north line of said Unrestricted Reserve “A” to a point for corner;

2. Thence S 14° 39’ 12” W - 98.81’ to a set 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) for corner;

3. Thence S 75° 20’ 48” E - 8.63’ to a set 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) for corner;

4. Thence S 14° 39’ 12” W - 147.33’ to a set 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) for corner;

5. Thence N 75° 20’ 48” W - 53.55’ to a set 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) for corner;

6. Thence S 14° 39’ 12” W - 31.11’ to a set 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) for corner;

7. Thence S 75° 20’ 48” E - 13.78’ to a set 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) for corner;

8. Thence S 14° 39’ 12” W - 86.06’ to a set 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) for corner;

9. Thence N 75° 20’ 48” W - 35.78’ to a set 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) for corner;

10. Thence S 14° 39’ 12” W - 18.11’ to a set 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) for corner;

11. Thence N 75° 20’ 48” W - 356.79’ to a set 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) for corner marking a point on a curve to the right having a radius of 20.00’ and a central angle of 46° 39’ 03”;

12. Thence with said curve an arc distance of 16.28’ and a chord bearing and distance of N 08° 39’ 48” W - 15.84’ to a found 5/8” iron rod with cap (stamped C. L. DAVIS – RPLS 4464) marking the point of tangency, from which a found 5/8” iron rod bears N 63° 48’ 25” W – 0.51’ for reference;

13. Thence N 14° 39’ 43” E - 376.44’ with the east right-of-way line of said Grand Boulevard to a found 5/8” iron rod for corner marking the south end of a cut-back corner at the intersection of the south right-of-way line of said Dixie Street and the east right-of-way line of said Grand Boulevard;

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14. Thence N 61° 17’ 30” E - 20.59’ with said cut-back to the POINT OF BEGINNING and containing 3.7904 acres (165,112 square feet) of land more or less.

Parcel 2:

Easements contained in Levit Green Declaration of Covenants, Conditions, Restrictions, And Easements dated September 30, 2021, to be recorded prior hereto in the Official Public Records of Real Property in Harris County, Texas.

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